                                                                 Exhibit 10.16

_____________________________________________________________________________


               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                         Dated as of October 29, 1999

                                     Among

                         PAETEC COMMUNICATIONS, INC.,

                          PAETEC INTERNATIONAL, INC.,

                             PAETEC ONLINE, INC.,

                   PAETEC COMMUNICATIONS OF VIRGINIA, INC.,

                             PAETEC CAPITAL CORP.,

                   CAMPUSLINK COMMUNICATIONS SYSTEMS, INC.,

                        SELECT SWITCH ACQUISITION CO.,

                        PARKLINK COMMUNICATIONS, INC.,

                                      and

                       EAST FLORIDA COMMUNICATIONS, INC.

                                 as Borrowers,

                    THE FINANCIAL INSTITUTIONS FROM TIME TO

                             TIME PARTIES HERETO,

                                  as Lenders,

                                      and

                      CANADIAN IMPERIAL BANK OF COMMERCE

                   as Administrative Agent for the Lenders,

                                      and

                   NEWCOURT COMMERCIAL FINANCE CORPORATION,

                      as Collateral Agent for the Lenders

_____________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                             Page
ARTICLE I AMENDMENT AND RESTATEMENT; DEFINITIONS.........................................      1
  SECTION 1.01.  Amendment and Restatement...............................................      1
  SECTION 1.02.  Definitions.............................................................      2
  SECTION 1.03.  Accounting Terms........................................................     18
  SECTION 1.04.  Others Defined in New York Uniform Commercial Code......................     19
  SECTION 1.05.  Supplemental Disclosure.................................................     19
ARTICLE II LOANS.........................................................................     19
  SECTION 2.01.  Agreement to Lend.......................................................     19
  SECTION 2.02.  Loans...................................................................     19
  SECTION 2.03.  Procedure for Loan Request and Borrowing Commitment.....................     20
  SECTION 2.04.  The Notes...............................................................     22
  SECTION 2.05.  Interest on Loans.......................................................     22
  SECTION 2.06.  Conversion or Continuation..............................................     23
  SECTION 2.07.  Special Provisions Governing LIBOR Loans................................     23
  SECTION 2.08.  Scheduled Payments......................................................     25
  SECTION 2.09.  Optional and Mandatory Prepayment of Loans; Optional and Mandatory
      Reduction of Commitment Amount.....................................................     26
  SECTION 2.10.  Application of Prepayments..............................................     27
  SECTION 2.11.  Fees....................................................................     27
  SECTION 2.12.  Borrower Payments, etc..................................................     27
  SECTION 2.13.  Maximum Lawful Interest Rate............................................     28
  SECTION 2.14.  Funding Issues..........................................................     28
  SECTION 2.15.  Joint and Several Liability; Contribution...............................     29
ARTICLE III REPRESENTATIONS AND WARRANTIES...............................................     30
  SECTION 3.01.  Organization; Powers....................................................     30
  SECTION 3.02.  Corporate Authorization.................................................     30
  SECTION 3.03.  Financial Statements....................................................     31
  SECTION 3.04.  No Material Adverse Change..............................................     31
  SECTION 3.05.  Litigation..............................................................     31
  SECTION 3.06.  Tax Returns.............................................................     31
  SECTION 3.07.  No Defaults.............................................................     31
  SECTION 3.08.  Properties..............................................................     31
  SECTION 3.09.  Licenses, Material Agreements, Intellectual Property....................     32
  SECTION 3.10.  Compliance With Laws....................................................     32
  SECTION 3.11.  ERISA...................................................................     32
  SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act..............     33
  SECTION 3.13.  Federal Reserve Regulations.............................................     33
  SECTION 3.14.  Collateral..............................................................     33
  SECTION 3.15.  Chief Place of Business.................................................     34
  SECTION 3.16.  Other Corporate Names...................................................     34
  SECTION 3.17.  Insurance.  Schedule 3.17...............................................     34
  SECTION 3.18.  Milestone Plan..........................................................     34
  SECTION 3.19.  Capitalization and Subsidiaries.........................................     34

  SECTION 3.20.  Real Property, Leases and Easements........................................    34
  SECTION 3.21.  Solvency...................................................................    35
  SECTION 3.22.  Brokers, etc...............................................................    35
  SECTION 3.23.  No Material Misstatements..................................................    35
  SECTION 3.24.  Year 2000 Issues...........................................................    35
  SECTION 3.25.  Switching Equipment........................................................    35
  SECTION 3.26.  Campuslink Property........................................................    35
ARTICLE IV CONDITIONS FOR LOANS.............................................................    36
  SECTION 4.01.  Conditions Precedent to Initial Loan on or after the Closing Date..........    36
  SECTION 4.02.  Conditions Precedent to All Loans..........................................    39
ARTICLE V AFFIRMATIVE COVENANTS.............................................................    40
  SECTION 5.01.  Corporate and Franchise Existence..........................................    41
  SECTION 5.02.  Compliance with Laws, Etc..................................................    41
  SECTION 5.03.  Maintenance of Properties..................................................    41
  SECTION 5.04.  Insurance..................................................................    41
  SECTION 5.05.  Obligations and Taxes......................................................    43
  SECTION 5.06.  Financial Statements, Reports, etc.........................................    44
  SECTION 5.07.  Litigation and Other Notices...............................................    46
  SECTION 5.08.  Mortgages; Landlord Consents; Licenses and Other Agreements................    46
  SECTION 5.09.  ERISA......................................................................    46
  SECTION 5.10.  Access to Premises and Records.............................................    47
  SECTION 5.11.  Design and Construction....................................................    47
  SECTION 5.12.  Environmental Notices......................................................    47
  SECTION 5.13.  Amendment of Organizational Documents......................................    47
  SECTION 5.14.  Pledge Agreements..........................................................    47
  SECTION 5.15.  Accounts Payable...........................................................    48
  SECTION 5.16.  Collateral Assignments.....................................................    48
  SECTION 5.17.  Fiscal Year................................................................    48
  SECTION 5.18.  Completed Systems..........................................................    48
  SECTION 5.19.  Year 2000 Issues...........................................................    48
  SECTION 5.20.  Subsidiary Guarantees and Pledges..........................................    48
  SECTION 5.21.  Accounting.................................................................    48
  SECTION 5.22.  Landlord Letters of Credit.................................................    48
  SECTION 5.23.  Pledge of East Florida Common Stock........................................    49
  SECTION 5.24.  Interest Rate Agreement....................................................    49
  SECTION 5.25.  Marcap Debt................................................................    49
  SECTION 5.26.  Further Assurances.........................................................    50
ARTICLE VI NEGATIVE COVENANTS...............................................................    50
  SECTION 6.01.  Liens, etc.................................................................    50
  SECTION 6.02.  Use of Proceeds............................................................    51
  SECTION 6.03.  Sale of Assets, Consolidation, Merger, etc.................................    51
  SECTION 6.04.  Dividends and Distributions; Sale of Equity Interests......................    51
  SECTION 6.05.  Management Fees and Permitted Corporate Overhead...........................    52
  SECTION 6.06.  Guarantees; Third Party Sales and Leases...................................    52
  SECTION 6.07.  Investments................................................................    52
  SECTION 6.08.  Subsidiaries; Permitted Acquisitions.......................................    52

  SECTION 6.09.  Permitted Activities..................................................................    53
  SECTION 6.10.  Disposition of Licenses, etc..........................................................    54
  SECTION 6.11.  Transactions with Affiliates..........................................................    54
  SECTION 6.12.  ERISA.................................................................................    54
  SECTION 6.13.  Indebtedness..........................................................................    54
  SECTION 6.14.  Sale and Leaseback Transactions.......................................................    55
  SECTION 6.15.  Margin Regulation.....................................................................    56
  SECTION 6.16.  Unsecured Loan Documents..............................................................    56
ARTICLE VII FINANCIAL COVENANTS........................................................................    56
  SECTION 7.01.  Financial Covenants Prior to Commitment Termination Date..............................    56
  SECTION 7.02.  Financial Covenants After  the Commitment Termination Date............................    57
ARTICLE VIII COLLATERAL SECURITY.......................................................................    58
  SECTION 8.01.  Collateral Security...................................................................    58
  SECTION 8.02.  Preservation of Collateral and Perfection of Security Interests Therein...............    59
  SECTION 8.03.  Appointment of the Collateral Agent as the Borrowers' Attorney-in-Fact................    59
  SECTION 8.04.  Collection of Accounts and Restricted Account Arrangements............................    60
  SECTION 8.05.  Cure Rights...........................................................................    60
ARTICLE IX EVENTS OF DEFAULT; REMEDIES.................................................................    61
  SECTION 9.01.  Events of Default.....................................................................    61
  SECTION 9.02.  Termination of Commitment; Acceleration...............................................    63
  SECTION 9.03.  Waivers...............................................................................    64
  SECTION 9.04.  Rights and Remedies Generally.........................................................    64
  SECTION 9.05.  Entry Upon Premises and Access to Information.........................................    64
  SECTION 9.06.  Sale or Other Disposition of Collateral by the Administrative Agent or the Collateral
          Agent........................................................................................    65
  SECTION 9.07.  Governmental Approvals................................................................    65
  SECTION 9.08.  Appointment of Receiver or Trustee....................................................    66
  SECTION 9.09.  Right of Setoff.......................................................................    66
ARTICLE X THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT............................................    67
  SECTION 10.01. Appointment of Administrative Agent...................................................    67
  SECTION 10.02. Administrative Agent's Reliance, Etc..................................................    68
  SECTION 10.03. CIBC and Affiliates...................................................................    68
  SECTION 10.04. Lender Credit Decision................................................................    69
  SECTION 10.05. Indemnification.......................................................................    69
  SECTION 10.06. Successor Agent.......................................................................    69
  SECTION 10.07. Payments; Non-Funding Lenders; Information; Actions in Concert........................    70
  SECTION 10.08. Collateral Matters....................................................................    72
  SECTION 10.09. Agency for Perfection.................................................................    73
  SECTION 10.10. Concerning the Collateral and the Related Loan Documents and the Collateral Agent.....    73
ARTICLE XI MISCELLANEOUS...............................................................................    73
  SECTION 11.01. Notices; Action on Notices, etc.......................................................    73
  SECTION 11.02. No Waivers; Amendments................................................................    74
  SECTION 11.03. Governing Law And Jurisdiction........................................................    75

  SECTION 11.04.  Expenses; Documentary Taxes..........................................................    75
  SECTION 11.05.  Equitable Relief.....................................................................    76
  SECTION 11.06.  Indemnification; Limitation of Liability.............................................    76
  SECTION 11.07.  Survival of Representations and Warranties, etc......................................    77
  SECTION 11.08.  Successors and Assigns; Assignments; Participations..................................    77
  SECTION 11.09.  Severability.........................................................................    79
  SECTION 11.10.  Cover Page, Table of Contents and Section Headings...................................    80
  SECTION 11.11.  Counterparts.........................................................................    80
  SECTION 11.12.  Application of Payments..............................................................    80
  SECTION 11.13.  Marshalling; Payments Set Aside......................................................    80
  SECTION 11.14.  Service Of Process...................................................................    80
  SECTION 11.15.  Waiver Of Jury Trial, Etc............................................................    80
  SECTION 11.16.  Confidentiality......................................................................    81
  SECTION 11.17.  Entire Agreement, etc................................................................    81
  SECTION 11.18.  No Strict Construction...............................................................    82

                                    EXHIBITS

EXHIBIT A           Milestone Plan

EXHIBIT B           Form of General Reaffirmation and Modification Agreement

EXHIBIT C           Form of Accession Agreement

EXHIBIT D           Form of Landlord Waiver

EXHIBIT E           Form of Note

EXHIBIT F           Form of Periodic Reporting Certificate

EXHIBIT G           Form of Amended and Restated Guaranty

EXHIBIT H-1         Form of Notice of Borrowing

EXHIBIT H-2         Form of Notice of Continuation/Conversion

EXHIBIT I           Financials

EXHIBIT J-1         Form of Secretary's Certificate of Borrower

EXHIBIT J-2         Form of Secretary's Certificate of Guarantor

EXHIBIT K-1         Form of Opinion of Borrowers' Special Counsel

EXHIBIT K-2         Form of Opinion of Borrowers' Regulatory Counsel

EXHIBIT L           Form of Pledge Agreement

EXHIBIT M           Form of Loss Payable Endorsement

EXHIBIT N           Form of Restricted Account Agreement

EXHIBIT O           Form of Assignment Agreement

EXHIBIT P           Collateral Assignment of Leases

EXHIBIT Q           Collateral Assignment of Licenses

                                   SCHEDULES

SCHEDULE 3.02            Consents

SCHEDULE 3.05            Litigation

SCHEDULE 3.06            Taxes

SCHEDULE 3.08            Properties

SCHEDULE 3.09(a)         Governmental Authorizations and Approvals

SCHEDULE 3.09(b)         Material Agreements

SCHEDULE 3.09(c)         Intellectual Property

SCHEDULE 3.10            Environmental Matters

SCHEDULE 3.11            Plans

SCHEDULE 3.14            Filing Offices

SCHEDULE 3.15            Chief Executive Office and Principal Place of Busine

SCHEDULE 3.16            Corporate and Fictitious Names

SCHEDULE 3.17            Insurance

SCHEDULE 3.19            Capitalization and Subsidiaries

SCHEDULE 3.20            Real Property, Leased Real Property and Easements

SCHEDULE 3.25            Switching Equipment

SCHEDULE 3.26            Campuslink Property

SCHEDULE 5.16            Consents to Collateral Assignment

SCHEDULE 6.11            Transactions With Affiliates

SCHEDULE 8.04            Collection Accounts

     AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") dated as of October 29, 1999 among PAETEC COMMUNICATIONS, INC., a Delaware corporation ("PaeTec"), PAETEC INTERNATIONAL, INC., a Delaware corporation ("International"), PAETEC ONLINE, INC., a Delaware corporation ("PaeTec Online"), PAETEC COMMUNICATIONS OF VIRGINIA, INC., a Virginia corporation ("PaeTec Virginia"), PAETEC CAPITAL CORP., a Delaware corporation ("PaeTec Capital"), CAMPUSLINK COMMUNICATIONS SYSTEMS, INC., a Delaware corporation ("Campuslink"), SELECT SWITCH ACQUISITION CO., a Delaware corporation ("Select"), PARKLINK COMMUNICATIONS, INC., a Delaware corporation ("Parklink"), EAST FLORIDA COMMUNICATIONS, INC., a Florida corporation ("Florida"; PaeTec, PaeTec International, PaeTec Online, PaeTec Virginia, PaeTec Capital, Campuslink, Select, Parklink, and Florida being hereinafter collectively referred to hereinafter as the "Borrowers" ), the financial institutions from
                                ---------
time to time parties thereto (the "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE
                                   -------
as contractual representative for the Lenders, ( in such capacity, the "Administrative Agent") and NEWCOURT COMMERCIAL FINANCE CORPORATION (f/k/a AT&T
---------------------
COMMERCIAL FINANCE CORPORATION), as collateral agent for the Lenders (in such capacity, the "Collateral Agent").
               ----------------

                                   RECITALS

     A. The Borrowers, the Lenders and Newcourt Commercial Finance Corporation, as agent, are parties to a certain Loan and Security Agreement dated as of November 16, 1998, as amended pursuant to that certain Amendment No. 1 thereto dated as of May 12, 1999 and that certain Amendment No. 2 thereto dated as of September 8, 1999 (such Loan and Security Agreement, as so amended being hereinafter referred to as the "Existing Agreement"), pursuant to which the Lenders have provided loans to the Borrowers (the "Existing Loans").
                                                   --------------

     B. The Borrowers, the Lenders, the Administrative Agent and the Collateral Administrative Agent have agreed to amend the Existing Agreement in certain respects, to, among other things, increase the Commitment Amount to $70,000,000, and have agreed to execute this Agreement as a restatement of the Existing Agreement, in order to incorporate such amendments and the Existing Agreement into a single document.

     C. It is the intent of the parties hereto that the execution and delivery of this Agreement, made for the purpose described in the immediately preceding Recital, not effectuate a refinancing or novation of the Existing Loans, but rather a modification to the terms governing the repayment of the Existing Loans, which Existing Loans remain outstanding as of the date hereof and remain secured by the "Collateral" referred to and defined in the Existing Agreement.

                                   ARTICLE I

                    AMENDMENT AND RESTATEMENT; DEFINITIONS

         SECTION 1.01.  Amendment and Restatement.  The Borrowers, the
                        -------------------------
Administrative Agent, the Collateral Agent and the Lenders hereby agree that, effective upon the execution and delivery of this Agreement by each such party:
(a) the terms and provisions of the

Existing Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement, except that any grant of security by any Borrower pursuant to Section 8.01 of the Existing Agreement shall remain effective as of the date any such grant first became effective, and (b) the Existing Loans shall constitute the initial outstanding Loans under this Agreement and shall be payable solely in accordance with the terms of this Agreement and any Loan Documents delivered pursuant hereto. No party hereto shall have any obligations under the Existing Agreement, except to the extent that any obligations thereunder may be restated in this Agreement or the other Loan Documents. The Borrowers, the Administrative Agent, the Collateral Agent and the Lenders agree that the execution and delivery of this Agreement shall not effectuate a novation or refinancing of the Existing Loans, but rather a substitution of certain of the terms governing the payment and performance of the Existing Loans.

          SECTION 1.02.  Definitions.  As used in this Agreement, the following
                         -----------
words and terms shall have the meanings specified below:

          "Accession Agreement" shall mean an agreement substantially in the
           -------------------
form of Exhibit C hereto.
        ---------

          "Accounts" shall mean all present and future rights of any Borrower to
           --------
payment for goods sold or leased or for services rendered which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

          "Affiliate" shall mean any Person other than any Lender or Borrower
           ---------
directly or indirectly controlling, controlled by or under common control with any Borrower and any officer or shareholder of such Person or any Borrower, which shareholder beneficially owns at least ten percent (10%) of the Equity Interests of such Person or any Borrower. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by", and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided,
                                                                       --------
however, that beneficial ownership of at least 10% of the Equity Interests of a
-------
Person shall be deemed to constitute control.

          "Agents" shall mean collectively, the Administrative Agent and the
           ------
Collateral Agent.

          "Aggregate Principal Amount" shall mean the amount equal to the total
           --------------------------
outstanding principal amount of the Loans determined on the Commitment Termination Date.

          "Aggregate Utilization" shall mean at any given time, the sum of the
           ---------------------
principal amounts of the Existing Loans made under the Existing Agreement prior to the Closing Date, without giving effect to any repayments thereof.

          "Applicable Margin" shall mean, with respect to the LIBO Rate or the
           -----------------
Base Rate  (a) at any time prior to the date upon which the Borrower has eight
(8) Completed Systems and the date upon which the Administrative Agent has first received financial statements of the Borrowers demonstrating compliance with the applicable Total Revenue Threshhold for the fiscal quarter to which such financial statements relate, 3.25% for Base Rate Loans and 4.25% for LIBOR Loans, and (b) at any time thereafter, the percentage per annum set forth below which corresponds to the Consolidated Leverage Ratio on such date:

--------------------------------------------------------------------------------------------------------
                      Level I            Level II         Level III            Level IV        Level V
--------------------------------------------------------------------------------------------------------
                      EBITDA ** 0
Consolidated             or            CLR * 12.0 to       CLR * 10.0        CLR * 8.0      CLR * 6.0
Leverage             CLR ** 12.0      1.0 but ** 10.0     to 1.0 but **     to 1.0 but **        1.0
Ratio ("CLR")          to 1.0             to 1.0           8.0 to 1.0        6.0 to 1.0
--------------------------------------------------------------------------------------------------------
Applicable Margin      3.00%              2.75%              2.50%             2.25%          2.00%
for Base Rate
--------------------------------------------------------------------------------------------------------
Applicable Margin      4.00%              3.75%              3.50%             3.25%          3.00%
for LIBO Rate
--------------------------------------------------------------------------------------------------------

* more
** less than or equal to

Upon receipt of the financial statements delivered pursuant to Section 5.06(b),
                                                               ---------------
the Applicable Margin in connection with any Loan shall be adjusted, such adjustment being effective five (5) Business Days following the Administrative Agent's receipt of such financial statements; provided, that if the Borrower
                                              --------
shall not have timely delivered its financial statements in accordance with
Section 5.06(b), then commencing on the date on which such financial statements
---------------
should have been delivered and continuing until the date on which such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Margin that the Consolidated Leverage Ratio was greater than 12.0 to 1.0 and the Level I pricing above shall be applicable.

          "Assignment Agreement" shall mean an assignment agreement entered into
           --------------------
in connection with an assignment pursuant to Section 11.08 hereof substantially
                                             -------------
in the form of Exhibit O hereof.
               ---------

          "Bankruptcy Code" shall have the meaning given to such term in Section
           ---------------                                               -------
2.15(b).
-------

          "Base Rate"  shall mean, with respect to any calendar quarter, the per
           ---------
annum rate equal to the sum of (a) the Applicable Margin for Base Rate Loans plus (b) the higher of (i) the Reference Bank Base Rate on the first Business
----
Day of such calendar quarter and (ii) the sum of the Federal Funds Effective Rate plus one-half percent (0.50%) per annum.

          "Base Rate Loan" shall mean a Loan, or portion thereof, during any
           --------------
period in which it bears interest at a rate based upon the Base Rate.

          "Benefit Plan" shall mean a defined benefit plan as defined in Section
           ------------
3(35) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Borrower" shall mean any of PaeTec, International, PaeTec Online,
           --------
PaeTec Virginia, PaeTec Capital, Campuslink, Select, Parklink, Florida and any Subsidiary of any of the foregoing or of the Guarantor that enters into an Accession Agreement, is acceptable to the Requisite Lenders, and the outstanding Equity Interests of which are pledged to the Collateral Agent pursuant to a pledge agreement substantially in the form of Exhibit L attached hereto.
                                              ---------

          "Business" shall mean, with respect to any Borrower, the business of
           --------
constructing, operating and maintaining the Systems owned by such Borrower and all operations related thereto or in support thereof.

          "Business Day" shall mean (a) any day not a Saturday, Sunday or legal
           ------------
holiday in the State of New York or New Jersey, on which banks are open for business in New York and New Jersey and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBO Rate or LIBOR Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

          "Capitalization" shall mean the amount at any time of the sum of
           --------------
Consolidated Debt plus Funded Equity of the Guarantor without taking into account operating losses.

          "Capitalized Lease Obligations" shall mean Debt represented by
           -----------------------------
obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Change of Control" shall mean (A) Arunas A. Chesonis ceases to have
           -----------------
senior management responsibilities with respect to the Borrowers or the Guarantor, (B) the Guarantor no longer beneficially owns (i) all of the outstanding Equity Interests of each Borrower other than PaeTec Online, or (ii) at least ninety-five (95%) of the outstanding Equity Interests of PaeTec Online,
(C) the Existing Stockholders cease to have 51% of the Voting Power of the Voting Stock of the Guarantor on a fully diluted basis or a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Existing Stockholders becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of a percentage of the total voting power of the Voting Stock of the Guarantor on a fully diluted basis which represents a greater percentage of the total Voting Power of the Voting Stock of the Guarantor, on a fully diluted basis, than is held by the Existing Stockholders on such date, or (D) individuals who on the Closing Date constitute the Board of Directors of the Guarantor (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Guarantor's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Guarantor then in office.

          "CIBC" shall mean Canadian Imperial Bank of Commerce in its individual
           ----
capacity, and its successors and assigns.

          "Closing Date" shall mean the date on which this Agreement is executed
           ------------
and delivered by the parties hereto.

          "Collateral" shall mean, all property and interests in property now
           ----------
owned or hereafter acquired by any Borrower in or upon which a security interest, lien or mortgage is granted to the Collateral Agent by any Borrower, whether under this Agreement or the other Loan Documents.

          "Collateral Assignments of Leases" shall mean (i) that certain
           --------------------------------
Collateral Assignment of Leases dated as of November 16, 1998 among PaeTec, International and the Collateral Agent, as amended, modified, supplemented and restated from time to time and (ii) that certain Collateral Assignment of Leases dated as of September 8, 1999 among the other Borrowers and the Collateral Agent, as amended modified supplemented and restated from time to time, copies of which are attached as Exhibit P hereto.
                         ---------

          "Collateral Assignment of Licenses" shall mean (i) that certain
           ---------------------------------
Collateral Assignment of Licenses dated as of November 16, 1998 among PaeTec, International and the Collateral Agent, as amended, modified, supplemented and restated from time to time and (ii) that certain Collateral Assignment of Licenses among PaeTec Online, PaeTec Virginia, PaeTec Capital, Campuslink, Select, Parklink, Florida and the Collateral Agent, as amended, modified, supplemented and restated from time to time, copies of which are attached as Exhibit Q hereto.
---------

          "Collection Accounts" and "Collection Agent" shall have the meanings
           ------------------------------------------
given to such terms in Section 8.04 hereof.
                       ------------

          "Commitment" shall mean Lenders' commitment to lend as set forth in
           ----------
Section 2.01 hereof.
------------

          "Commitment Amount" shall mean, (a) as to any Lender, the amount set
           -----------------
forth opposite such Lender's name on Annex A to this Agreement or in the most
                                     -------
recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the total amount of the Commitments of all Lenders as set forth on Annex A to
                                                                   -------
this Agreement, which aggregate commitment shall be Seventy Million Dollars ($70,000,000) on the Closing Date, as such amount may be adjusted from time to time in accordance with this Agreement.

          "Commitment Termination Date" shall mean December 31, 2000.
           ---------------------------

          "Common Stock" shall mean with respect to any Person, all Equity
           ------------
Interests of such Person that are generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Completed System" shall mean any System which is fully operational,
           ----------------
shall have a Lucent 5-ESS Switch or other comparable Switch deployed, shall be switching paid traffic on its owned Telecommunications Equipment, shall have sales, customer service and billing systems operational to the satisfaction of the Collateral Agent with switching capabilities, shall have generated at least $25,000 of revenue and with respect to which all Governmental

Approvals have been obtained and connectivity to at least one major interexchange carrier point-of-presence or a local exchange tandem has been achieved.

          "Consolidated" or "consolidated" refers, with respect to any Person,
           ------------      ------------
to the consolidation of the accounts of such Person and its Subsidiaries, if any, in accordance with GAAP.

          "Consolidated Debt" shall mean, at any date, all Debt of the Guarantor
           -----------------
and its Subsidiaries calculated on a consolidated basis in accordance with GAAP on such date.

          "Consolidated Leverage Ratio" shall mean, for any fiscal quarter, the
           ---------------------------
ratio of (i) Consolidated Debt as of the last day of such fiscal quarter, to
(ii) EBITDA of the Borrowers on a combined basis, for the two fiscal quarter period ending on such day, multiplied by two.

          "Contaminant" shall mean any pollutant, hazardous substance, toxic
           -----------
substance, hazardous waste, special waste, petroleum or petroleum derived substance or waste, or any constituent of any such substance or waste.

          "Contributed Capital" shall mean, with respect to the Borrowers, at
           -------------------
any date of determination, all contributed capital to such Borrowers.

          "Debt" shall mean, with respect to any Person, (i) indebtedness for
           ----
borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations which have been incurred in connection with the acquisition of property or services (including, without limitation, obligations to pay the deferred purchase price of property or services), excluding trade payables and accrued expenses incurred in the ordinary course of business, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital or operating leases, (v) all Guarantees of such Person, including, without limitation, Debt of any other Person secured by a Lien on any property of such Person, (vi) all reimbursement obligations, contingent or otherwise, with respect to letters of credit and banker's acceptances issued for the account of any Borrower, and (vii) all indebtedness, obligations or other liabilities in respect of any Interest Rate Agreement, provided that the amount outstanding at any time of any Debt issued
           --------
with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, and that Debt shall not include any liability for Federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Debt" of any Borrower for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of such amount shall not also be included.

          "Debt Service" shall mean the amount determined as of the last day of
           ------------
any fiscal quarter equal to the sum of (i) combined cash interest expense of the Borrowers for the two (2) fiscal quarters then ending, multiplied by two plus
                                                                         ----
(ii) scheduled principal payments of the Borrower for the two (2) fiscal quarters then ending, multiplied by two.

          "Default" shall mean any event which but for the passage of time or
           -------
giving of notice would constitute an Event of Default.

          "Dollars" or "$" shall mean lawful money of the United States of
           -------      -
America.

          "Easements" shall have the meaning given to such term in Section 3.20
           ---------                                               ------------
hereof.

          "EBITDA" shall mean, with respect to any Person, for any period, an
           ------
amount equal to (i) Net Income plus (ii) the sum of the following, to the extent
                               ----
deducted in determining Net Income: (A) income and franchise taxes, (B) interest expense, (C) amortization, depreciation and other non-cash charges, minus (iii) the sum of interest income plus extraordinary gains, as determined
-----
in accordance with GAAP as calculated at the end of such period.

          "Environmental Laws" shall mean all federal, state and local laws,
           ------------------
rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees or other binding determination of any Public Authority relating to health, safety, hazardous substances, and environmental matters applicable to a Borrower and/or its business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., as amended; the Comprehensive
                                     -- ----
Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et
                                                                           --
seq., as amended; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.,
----                                                                   -- ----
as amended; the Clean Water Act, 42 U.S.C. (S) 466 et seq., as amended; the
                                                   -- ----
Clean Air Act, 46 U.S.C. (S) 7401 et seq., as amended; state and federal lien
                                  -- ----
and environmental cleanup programs; the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq.; and U.S. Department of Transportation regulations, each
               -- ---
as from time to time hereafter in effect.

          "Equity Affiliate" shall mean, as applied to any Person, any other
           ----------------
Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Equity Interest" shall mean, with respect to any Person, any and all
           ---------------
shares or other equivalents (however designated) of capital stock, membership units, partnership interests or any other participation right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Affiliate" shall mean (i) any corporation which is a member of
           ---------------
the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as any Borrower, (ii) any partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with any Borrower and (iii) any member of the same affiliated service group (within the meaning of Section 414(m) of the

IRC) as any Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

          "Eurocurrency Liabilities" shall have the meaning assigned to that
           ------------------------
term in Regulation D of the Federal Reserve Board, as in effect from time to time.

          "Event of Default" shall have the meaning given to such term in
           ----------------
Article IX hereof.
----------

          "Event of Loss" shall mean, with respect to any item of Collateral,
           -------------
the actual or constructive loss of such item of Collateral or the use thereof, due to theft, destruction, damage beyond repair or damage from any reason whatsoever, to an extent which makes repair uneconomical, or rendition thereof unfit for normal use, or the condemnation, confiscation or seizure of, or requisition of title to or use of, such item of Collateral by any Governmental Authority or any other Person, acting under or deemed to be acting under color of any Governmental Authority.

          "Excess Cash Flow" shall mean for any fiscal year, Net Income of the
           ----------------
Borrowers plus non-cash interest expense, depreciation and amortization and any other non-cash items of the Borrowers, minus scheduled principal payments of the Borrowers to Lenders, lease payments and capital expenditures of the Borrowers.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended from time to time.

          "Existing Agreement" shall have the meaning given to such term in the
           ------------------
introductory paragraphs of this Agreement.

          "Existing Loans" shall have the meaning given to such term in the
           --------------
introductory paragraphs of this Agreement.

          "Existing  Stockholders" shall mean Arunas A. Chesonis and shall
           ----------------------
include his Equity Affiliates and any lineal descendant and/or any member of each of the foregoing Person's immediate family and/or any trusts established for the benefit of such Person.

          "FCC" shall mean the Federal Communications Commission or any
           ---
successor commission or agency of the United States of America having jurisdiction over any Borrower or any System.

          "Federal Funds Effective Rate" shall mean, for any period, a
           ----------------------------
fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (New York time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

          "Federal Reserve Board" shall mean the Board of Governors of the
           ---------------------
Federal Reserve System or any successor thereto.

          "Fee Letter"shall have the meaning given to such term in Section
           ----------                                              -------
2.11(b).
-------

          "Financials" shall have the meaning given to such term in Section
           ----------                                               -------
3.03.

          "Fixed Charges" shall mean, with respect to any period, the sum of the
           -------------
following amounts calculated at the end of such period without duplication with respect the Borrowers, and determined on a combined, consolidated basis and in accordance with GAAP: (i) scheduled principal and interest payments with respect to Debt for borrowed money; (ii) scheduled principal and interest payments with respect to capital leases; (iii) capital expenditures; and (iv) tax expenses paid in cash.

     `  "Funded Equity" shall mean with respect to the Guarantor at any date of
         -------------
determination, all proceeds of the sale of Equity Interests received by the Guarantor directly or as a result of capital contributions.

          "Funding Date" shall mean the date upon which, subject to the
           ------------
satisfaction of all conditions precedent contained in Sections 4.01 and 4.02,
                                                      -------------     ----
the initial Loans made on or after the Closing Date, shall be funded.

          "Governmental Approval" shall mean, with respect to any Borrower, any
           ---------------------
license, permit or certificate of public convenience and necessity issued to any Borrower by the FCC, any PUC or any other Governmental Authority in connection with any System.

          "Governmental Authority" shall mean any federal, state, local or other
           ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" shall mean any obligation, contingent or otherwise, of any
           ---------
Person guaranteeing any indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such indebtedness; (ii) to purchase property, securities or services for the purpose of assuring the owner of such indebtedness of the payment of such indebtedness; or (iii) to maintain working capital, equity capital or other financial statement condition of the Primary Obligor so as to enable the Primary Obligor to pay such indebtedness.

          "Guarantor" shall mean PaeTec Corp., a Delaware corporation.
           ---------

          "Guaranty" shall mean that certain Amended and Restated Guaranty of
           --------
even date herewith executed by the Guarantor in favor of the Collateral Agent, substantially in the form of Exhibit G hereto.
                             ---------

          "Interest Expense" shall mean for any period, the total interest
           ----------------
expense (including, without limitation, interest expense attributable to capital leases) determined on a combined basis, without duplication for the Borrowers in accordance with GAAP.

          "Interest Period"  shall mean, with respect to each LIBOR Loan, the
           ---------------
interest period applicable to such LIBOR Loan as set forth in the applicable Notice of Borrowing or Notice of Conversion/Continuation.

          "Interest Rate Agreement" shall mean for any Person, any interest rate
           -----------------------
swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

          "Investment" shall mean, as applied to any Person, any direct or
           ----------
indirect purchase or other acquisition by that Person of securities, or of a beneficial interest in securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees, officers and directors and similar items, each made or incurred in the ordinary course of business), or capital contribution by that Person to any other Person, including all Debt of such other Person to that Person, but excluding accounts owed by that other Person in the ordinary course of business. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) the repurchase of securities of any Person by such Person. The amount of any Investment shall be determined in conformity with GAAP.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended from
           ---
time to time, and the rules and regulations promulgated thereunder, and any successor statutes or rules and regulations.

          "IRS" shall mean the Internal Revenue Service or any successor agency.
           ---

          "Landlord L/C" shall have the meaning give to such term in Section
           ------------                                              -------
5.22 hereof.
----

          "Leased Real Property" shall have the meaning given to such term in
           --------------------
Section 3.20 hereof.
------------

          "LIBOR" shall mean,  a rate of interest equal to the per annum rate
           -----
equal to the one, three or six-month "London Interbank Offered Rate", as applicable based on the tenor of the applicable Interest Period for such Loan, displayed on the Telerate Screen Page 3750 or any successor service on the applicable LIBOR Interest Rate Determination Date. In the event that such rate is not displayed or published, the Administrative Agent shall determine the applicable one, three or six-month "London Interbank Offered Rate" using such means as it deems appropriate to reasonably approximate the interest rate at which deposits in U.S. dollars having a maturity of one, three or six-months, as applicable, are offered in London, England to prime banks in the London interbank market.

          "LIBOR Interest Payment Date" shall mean, with respect to a LIBOR
           ---------------------------
Loan, the last day of each Interest Period applicable to such Loan, and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period.

          "LIBOR Interest Rate Determination Date" shall mean each date of
           --------------------------------------
calculating the LIBO Rate for purposes of determining the interest rate with respect to an Interest Period.

The LIBOR Interest Rate Determination Date for any LIBOR Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Loan.

          "LIBOR Loan" shall mean a Loan, or portion thereof, during any period
           ----------
in which it bears interest at a rate based upon the LIBO Rate.

          "LIBO Rate" shall mean, for any Interest Period,  a rate per annum
           ---------
determined in accordance with the following formula (rounded upward to the nearest 1/100th of 1%, if necessary):

     The Applicable Margin    +              LIBOR
                                 -----------------------------
                                 1.00- LIBOR Reserve Percentage

          "LIBOR Reserve Percentage" shall mean, for any day for any Interest
           ------------------------
Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to any Lender) for United States domestic banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency Liabilities having a term comparable to such Interest Period.

          "Lien" shall mean any mortgage, pledge, deed of trust, assignment,
           ----
lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, but excluding easements, rights of way or similar encumbrances on real property which are in the ordinary course and which do not materially affect the value, use and insurability of title of such real property.

          "Loan" shall mean any loan made to the Borrower pursuant to the
           ----
provisions of Section 2.01 below and each Existing Loan.
              ------------

          "Loan Documents" shall mean this Agreement, the Existing Agreement,
           --------------
each "Loan Document" under and as defined in the Existing Agreement, the Collateral Assignments of Leases, the Collateral Assignments of Licenses, the Mortgages, the Notes, the Pledge Agreements, the Guaranty, the Fee Letter, all other agreements, instruments and documents, including, without limitation, security agreements, loan agreements, notes, guarantees, mortgages, deeds of trust, subordination agreements, pledges, trademark security agreements, powers of attorney, consents, assignments, contracts, notices, leases, financing statements, Interest Rate Agreements between the Borrower and the Administrative Agent, the Collateral Agent or any Lender or any affiliate of any of the foregoing, reaffirmations by any Borrower or the Guarantor, and all other written matter whether heretofore, now, or hereafter executed by or on behalf of any Borrower or any other Person in connection with the transactions contemplated hereby and delivered to the Administrative Agent, the Collateral Agent or the Lenders, including, without limitation, all amendments, restatements, waivers, consents, reaffirmations and other modifications to any of the foregoing, together with all agreements and documents referred to therein or contemplated thereby; provided, however, that none of the Unsecured Loan Documents or any documents executed in connection with the purchase by any Lender of equity interests in the Guarantor shall constitute Loan Documents.

          "Lucent" shall mean Lucent Technologies Inc.
           ------

          "Lucent Purchase Agreement" shall mean an agreement between any
           -------------------------
Borrower and Lucent for the purchase of Telecommunications Equipment, on terms and conditions satisfactory to the Requisite Lenders.

          "Marcap Agreement" shall mean that certain Master Lease Agreement
           ----------------
dated as of July 29, 1998 between Campuslink and Marcap Corporation.

          "Material Adverse Effect" shall mean, with respect to any Person, a
           -----------------------
material adverse effect upon the condition (financial or otherwise), operations, properties or prospects of such Person, or upon the ability of such Person to perform under the Loan Documents.

          "Maximum Amount" shall mean $65,000,000 prior to the earlier of the
           --------------
date on which (i) the Debt of the Borrower to Marcap Corporation has been discharged in full, or (ii) in the event that the Borrowers receive cash capital contributions from the Guarantor in an aggregate amount of at least $50,000,000 on or prior to June 30, 1999, the date of receipt of such cash capital contributions, and on and after such date, $70,000,000.

          "Maximum Rate" shall have the meaning given to such term in Section
           ------------                                               -------
2.13 hereof.
----

          "Milestone Plan" shall mean that certain PaeTec-Campuslink-Final B
           --------------
Plan of the Borrowers, a copy of which has been furnished to the Administrative Agent pursuant to the Non Disclosure Agreement and is attached hereto as Exhibit
                                                                         -------
A.  Such Milestone Plan may be amended from time to time with the prior written
-
consent of all the Lenders.

          "Mortgages" shall mean mortgages or deeds of trust in favor of the
           ---------
Collateral Agent, with respect to any Borrower's (i) owned real property and
(ii) other interests in those items of real property and Easements, as specified by the Collateral Agent, which mortgages and deeds of trust shall be in form and substance satisfactory to the Collateral Agent.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by any Borrower or an ERISA Affiliate.

          "Net Income" shall mean, with respect to any Person for any period,
           ----------
the net income (loss) of such Person determined in accordance with GAAP.

          "Newcourt CFC" shall mean Newcourt Commercial Finance Corporation, in
           ------------
its individual capacity, and its successors and assigns.

          "Non Disclosure Agreement" shall have the meaning given such term in
           ------------------------
Section 11.17.
-------------

          "Note" shall mean a promissory note of the Borrower substantially in
           ----
the form of Exhibit E attached hereto.
            ---------

          "Notice of Borrowing" shall mean a notice substantially in the form of
           -------------------
Exhibit H-1 attached hereto.
-----------

          "Notice of Conversion/Continuation" shall have the meaning given to
           ---------------------------------
such term  in Section 2.06(b).
              ---------------

          "Obligations" shall mean all the payment, performance and
           -----------
indemnification obligations, covenants and duties of any Borrower now or hereafter existing under this Agreement or any other Loan Document to which any Borrower is a party, whether for principal, interest, fees, expenses, reimbursement, indemnification, performance or otherwise. Obligations shall include all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Borrower, whether or not allowed in such proceeding.

          "Operating Leverage Ratio" shall mean, as of the last day of each
           ------------------------
fiscal quarter, the ratio of (i) Senior Debt of the Borrowers as of such day to
(ii) combined EBITDA of the Borrowers for the two fiscal quarter period ending on such day, multiplied by two.

          "Payment Account"  shall mean the Administrative Agent's Account No.
           ---------------
890-0331-046 at Bank of New York, New York, New York, ABA# 021-000-018, for further credit to Agented Loans Account. No. 07-09611, Attention: Agency Services, reference PaeTec.

          "Payment Date" shall mean the last day of March, June, September and
           ------------
December in each calendar year, but if any such date is not a Business Day, the next preceding Business Day, commencing December 31, 1999.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to
           ----
and defined in ERISA.

          "Periodic Reporting Certificate" shall mean a periodic reporting
           ------------------------------
certificate in the form of Exhibit F attached hereto.
                           ---------

          "Permitted Assignee" shall mean any bank or other financial
           ------------------
institution engaged in the business of lending (or making other financial accommodations) to entities similar to the Borrowers and which has a tangible net worth of not less than $50,000,000.

          "Permitted Acquisition"  shall have the meaning set forth in Section
           ---------------------                                       -------
6.08 hereof.
----

          "Permitted Liens" shall have the meaning set forth in Section 6.01
           ---------------                                      ------------
hereof.

          "Person" shall mean any natural person, corporation, division of a
           ------
corporation, business trust, joint venture, association, company, partnership, unincorporated organization or other legal entity, or a government or any agency or political subdivision thereof.

          "Plan" shall mean any employee benefit plan as defined in Section 3(3)
           ----
of ERISA (other than a Multiemployer Plan) in respect of which any Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" shall mean a pledge agreement substantially in the
           ----------------
form of the pledge agreements executed and delivered pursuant to the Existing Agreement, copies of which are attached as Exhibit L hereto.
                                           ---------

          "Prepayment Premium" shall mean the amount determined by multiplying
           ------------------
(A) the principal amount of the relevant Loans being prepaid times (B) the
                                                             -----
applicable Prepayment Percentage determined as of the date of such prepayment.

          "Prepayment Percentage" shall mean, with respect to each period set
           ---------------------
forth below, the percentage set forth opposite such period:


----------------------------------------------------------------------------------------
                  Period                                Prepayment Percentage
                  ------                                ---------------------
----------------------------------------------------------------------------------------
               Closing Date                                    1.50%
           through and including
         the 1st anniversary thereof
----------------------------------------------------------------------------------------
                Any date thereafter                            1.00%
             until
        the 2nd anniversary
        of the Closing Date
----------------------------------------------------------------------------------------
              Any date thereafter                              0.75%
           until
        the 3rd anniversary
        of the Closing Date
----------------------------------------------------------------------------------------
          at any date thereafter                               0.00%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

          "Principal Payments" shall mean, for any period, total required
           ------------------
amortization (including, without limitation, the principal payments attributable to capital leases) determined on a combined basis, without duplication, for the Borrowers in accordance with GAAP.

          "Pro Rata Share" shall mean with respect to all matters relating to
           --------------
any Lender, the percentage obtained by dividing (1) at any time prior to the Commitment Termination Date, the Commitment Amount of such Lender by the aggregate Commitment Amount of all Lenders, and (2) at any time after the Commitment Termination Date, the aggregate outstanding principal balance of the Loans held by that Lender by the aggregate outstanding principal balance of the Loans held by all Lenders.

          "PUC" shall mean any state Governmental Authority having utility or
           ---
telecommunications regulatory authority over any Borrower or any System.

          "Purchase Debt" shall have the meaning given to such term in Section
           -------------                                               -------
6.13(iv).
--------

          "Reference Bank" shall mean Canadian Imperial Bank of Commerce.
           --------------

          "Reference Bank Base Rate" shall mean a rate per annum equal to the
           ------------------------
corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes, it being understood that such rate of interest is not necessarily the lowest or best rate charged by the Reference Bank to its customers.

          "Register" shall have the meaning given to such term in Section
           --------                                               -------
11.08(c)(iii).
-------------

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

          "Remedial Action" shall mean actions required to (1) clean up, remove,
           ---------------
treat or in any other way address Contaminants in the environment; (2) prevent the Release or threat of Release or prevent or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (3) perform preremedial studies and investigations and postremedial monitoring and care.

          "Reportable Event" shall mean any reportable event as defined in
           ----------------
Section 4043 of ERISA unless the reporting requirement with respect to such reportable event has been waived by the PBGC or other appropriate Governmental Authority.

          "Requisite Lenders" shall mean (a) prior to the date on which the
           -----------------
Commitment has been terminated, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate Commitment Amount of all the Lenders, and (b) on and after the date on which the Commitment has been terminated, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the sum of all Loans.

          "Senior Debt" shall mean, with respect to the Borrowers, at any date,
           -----------
the sum of the Debt described in the following clauses of Section 6.13: (i),
                                                          ------------
(ii), (iii), (iv), (viii) and (ix).

          "Solvent" shall mean, at any time of determination, with respect to
           -------
any Person:

           (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

          (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

          (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

          (iv)  it has capital sufficient to carry on its business as conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or mature liability.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such Person or any of its Subsidiaries;

or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the such Person for financial statement purposes.

          "Switching Equipment" shall mean telecommunications switches and
           -------------------
associated electronics.

          "System" shall mean each telecommunications system to be constructed,
           ------
developed, owned and operated by any Borrower in the United States of America as a competitive local exchange carrier in a designated metropolitan area, in accordance with the Milestone Plan, and all replacements, enhancements or additions thereto.


          "Taxes" shall mean any and all license, documentation, recording and
           -----
registration fees, and all taxes (including, without limitation, income (other than those on the income of the Lenders or the Agents), gross receipts, sales, value-added, use, excise, personal property (tangible and intangible), real estate and stamp, documentary, transfer or recording taxes, levies, imposts, deductions, duties, assessments, fees, charges, and withholdings of any nature whatsoever, whether or not presently in existence, together with any penalties, fines, additions to tax, or interest thereon, imposed by any taxing authority or other Governmental Authority.

          "Telecommunications Equipment" shall mean fiber optic cable, Lucent 5-
           ----------------------------
ESS switches or other comparable switches, transmission equipment and other ancillary equipment necessary for the installation and operation of a switch room or central office and co-location with other telecommunications providers that will enable a Borrower to offer telephony services, as well as all software and hardware associated with the network operating center and back office systems (including operations systems and support, billing systems and data services).

          "Temporary Cash Investments" shall mean (i) Investments in marketable,
           --------------------------
direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Ratings Service and A-2 by Moody's Investors Service, Inc. maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and
(ii).

          "Termination Event" shall mean (i) a Reportable Event with respect to
           -----------------
a Benefit Plan; (ii) the withdrawal of any Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which any Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on any Borrower or any ERISA Affiliate under
Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan.

          "Third Party Interactives" shall mean all Persons with whom any
           ------------------------
Borrower exchanges data electronically in the ordinary course of business, including without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

          "Total Revenue Threshhold" shall mean that the Borrowers on a combined
           ------------------------
basis have total revenues of at least an amount equal to ninety-five percent (95%) of the amount set forth below for the fiscal quarter ending on the date opposite such amount:


Fiscal Quarter                             Total Revenues
--------------                             --------------

March 31, 2000                             $24,431,268
June 30, 2000                              $30,470,697
September 30, 2000                         $39,648,347
December 31, 2000                          $55,684,612

          "UFCA" shall have the meaning given to such term in Section 2.15(b).

          "UFTA" shall have the meaning given to such term in Section 2.15(b).
           ----                                               ---------------

          "Unsecured Loan Agreement" shall mean that certain Loan Agreement
           ------------------------
dated as of October 13, 1999 among the Borrowers, the financial institutions from time to time parties thereto as Lenders, and Newcourt Commercial Finance Corporation, as Administrative Agent for said Lenders, evidencing a $10,000,000 unsecured credit facility.

          "Unsecured Loan Documents" shall mean the Unsecured Loan Agreement and
           ------------------------
all promissory notes, guaranties, warrants and other documents and instruments contemplated by the Unsecured Loan Agreement.

          "Variable Rate" shall mean the Base Rate or the LIBO Rate.
           -------------

          "Voting Power" shall mean, with respect to Voting Stock, the ability
           ------------
to exercise the voting rights of such Voting Stock either by direct ownership or control of such Voting Stock or through the granting of proxy rights by any owner of such Voting Stock .

          "Voting Stock" shall mean securities of any class or classes of a
           ------------
corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          "West Point Contract" shall mean that certain Contract No. DAAG60-98-
           -------------------
C-O dated as of April 22, 1998 between Campuslink and the Department of the Army, as amended from time to time.

          "Year 2000 Corrective Actions" shall mean, as to each Borrower, all
           ----------------------------
actions necessary to eliminate such Person's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

          "Year 2000 Corrective Plan" shall mean, with respect to each Borrower,
           -------------------------
a comprehensive plan to eliminate all of its Year 2000 Problems including without limitations (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

          "Year 2000 Date-Sensitive System/Component" shall mean, as to any
           -----------------------------------------
Person, any system software, network software, applications software, database, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client system, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

          "Year 2000 Implementation Testing" shall mean, as to each Borrower,
           --------------------------------
(i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and a systemwide basis, (ii) the performance of test and validation procedures regarding data exchanges among the Borrowers' Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Corrective Actions, the need for which has been demonstrated by test and validation procedures.

          "Year 2000 Problems" shall mean, with respect to each Borrower,
           ------------------
limitations on the capacity or readiness of any such Borrower's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Borrowers and exchanges of information among the Borrowers and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

          SECTION 1.03.  Accounting Terms.  Except as otherwise herein
                         ----------------
specifically provided, each accounting term used herein shall have the meaning given to it under generally accepted accounting principles applied on a consistent basis ("GAAP").
                   ----

          SECTION 1.04.  Others Defined in New York Uniform Commercial Code.
                         --------------------------------------------------
All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform Commercial Code of the State of New York (the "Code") to the extent the same are
                                               ----
used or defined therein.

          SECTION 1.05.  Supplemental Disclosure.  At any time or times as the
                         -----------------------
Borrowers determine necessary, the Borrowers shall supplement any schedule hereto with respect to any matter hereafter arising which, if existing or occurring prior to the date hereof, would have been required to be set forth or described in such schedule or which is necessary to correct any information in such schedule which has been rendered inaccurate thereby. If any such supplement to such schedule discloses the existence or occurrence of events, facts or circumstances which are restricted or prohibited by the terms of this Agreement, or would reasonably be likely to result in a Material Adverse Effect, such supplement to such schedule shall not be deemed an amendment thereof unless expressly consented to in writing by the Administrative Agent and the Requisite Lenders, and no such amendments, except as the same may be consented to in writing which expressly includes a waiver, shall be or be deemed a waiver by the Administrative Agent or any Lender of an Event of Default or Default hereunder.

                                  ARTICLE II

                                     LOANS

          SECTION 2.01.  Agreement to Lend. (a) Each Lender severally agrees, on
                         -----------------
the terms and conditions hereinafter set forth, to make one or more Loans to the Borrowers on the Funding Date or any date thereafter until the Commitment Termination Date in an amount not to exceed an amount equal to (i) the Commitment Amount of such Lender minus (ii) such Lender's Pro Rata Share of the
                                 -----
Aggregate Utilization in effect as of the Funding Date. Amounts repaid or prepaid under the Loan Documents may not be reborrowed except those Loans that are prepaid in accordance with clause (ii) of the proviso to Section 2.09(a) and
                                                             ---------------
those Loans that are prepaid in accordance with the provisions of Section
                                                                  -------
2.09(e).  In no event shall the aggregate principal amount of Loans made to
-------
Florida exceed $1,000,000.

          (b) The Lenders shall not be obligated to make any Loan which, when added together with all Loans outstanding at such time, would cause the aggregate outstanding principal balance of all Loans made hereunder to exceed the Maximum Amount determined at such time.

          SECTION 2.02.  Loans.  (a) The proceeds of the Loans shall be used by
                         -----
the Borrowers to purchase Telecommunications Equipment, to pay transaction costs incurred in connection with the execution, delivery and performance of the Loan Documents, to finance Permitted Acquisitions and for working capital and other general corporate purposes (including, without limitation, payment of interest on the Loans), and refinancing of Debt of Campuslink existing on the Closing Date, all as specified in the Notice of Borrowing and in accordance with the Milestone Plan; provided, however, that (i) not more than $6,000,000 of the proceeds of the Loans may be used by the Borrowers for the purpose of making Permitted Acquisitions or for working capital or other general corporate purposes, and not more than $2,500,000 of such $6,000,000 amount may be applied to a single Permitted Acquisition and (ii) proceeds of any of the Loans shall not be used by Campuslink for any purpose in the State of New York until and unless Campuslink receives regulatory approval from the New York Public Service Commission to participate in the Loans. Loans bearing interest at the LIBOR Rate shall be in a minimum principal amount of $2,500,000 and in $500,000 increments in excess thereof and Loans bearing interest at the Base Rate shall be in a minimum principal amount of $1,000,000 and in $250,000 increments in excess thereof. No more than four (4) Loans per calendar month shall be made.

          SECTION 2.03.  Procedure for Loan Request and Borrowing Commitment.
                         ---------------------------------------------------
(a) A Borrower requesting a Loan shall deliver to each of the Administrative Agent and the Collateral Agent a Notice of Borrowing substantially in the form of Exhibit H-1 attached hereto by 11:00 a.m. on the date at least five (5)
   -----------
Business Days prior to the date on which such Loan is requested to be made if such Loan is requested to be a LIBOR Loan and at least two (2) Business Days prior to the date on which such Loan is requested to be made if such Loan is requested to be a Base Rate Loan, which notice, once given, shall be irrevocable; provided, however, that only the Collateral Agent shall receive the attachments to the Notice of Borrowing, as outlined below. In the case of a Loan the proceeds of which will be used to purchase Telecommunications Equipment, the Notice of Borrowing delivered to the Collateral Agent will include a certificate of delivery and acceptance in the form included in Exhibit H-1 and a copy of the
                                                   -----------
invoice from the seller of the Telecommunications Equipment described in such invoice. In the case of a Loan the proceeds of which will be used to pay transaction and construction costs, the Notice of Borrowing delivered to the Collateral Agent will include a copy of the invoice from the provider of the service or other appropriate supporting documentation. In the case of a Loan, the proceeds of which will be used for the financing of working capital or other general corporate purposes, the

Notice of Borrowing delivered to the Collateral Agent will contain a certified schedule of the Borrowers' current outstanding accounts payable in detail satisfactory to the Collateral Agent together with a description of the intended use of proceeds of such Loan. The Notice of Borrowing shall, with respect to any Loans requested, specify whether such requested Loans are to be Base Rate Loans or LIBOR Loans, and if such requested Loans are to be LIBOR Loans, the requested Interest Period for such Loans.

          (b) The Administrative Agent agrees, promptly upon (i) receipt of a Notice of Borrowing and (ii) acknowledgment by the Collateral Agent that the Borrowers have delivered and the Collateral Agent has reviewed to its satisfaction (x) each of the invoices or certificates required to be provided to the Collateral Agent pursuant to Section 2.03(a) above and (y) each of the
                                 ---------------
collateral documents, including, without limitation, all third party agreements and the related consents to collateral assignments required pursuant to Section
                                                                        -------
5.08 of the Loan Agreement, as requested by the Collateral Agent, which
----
acknowledgment shall be delivered by the Collateral Agent at least three (3) Business Days prior to the date on which any LIBOR Loan is requested to be made and one (1) Business Day prior to the date on which any Base Rate Loan is requested to be made, to notify each Lender of the date and amount of the Loan proposed thereunder and the amount of such Lender's Pro Rata Share therein.
So long as no Event of Default has occurred and is continuing and upon fulfillment of the applicable conditions set forth in Article IV, each such
                                                      ----------
Lender severally agrees, on or before 12:00 P.M. (New York time) on the date of each proposed Loan, to pay into the Payment Account, an amount equal to such Lender's Pro Rata Share of such Loan in dollars and in same day funds. After the Administrative Agent's receipt of such Lender's Loan proceeds, the Administrative Agent shall make available such proceeds to the Borrower requesting the Loan or the Person entitled to payment thereof at the bank account(s) specified in the Notice of Borrowing on the date specified in such Notice of Borrowing in Dollars in immediately available funds; provided, however, that if any Loan proceeds are to be applied to pay invoices from Lucent, such invoices shall be paid directly by the Administrative Agent to Lucent.

          (c) Unless the Administrative Agent has received written notice from a Lender prior to the date of any proposed Loan that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of such Loan, the Administrative Agent may, but is not obligated to, assume that such Lender has made its Pro Rata Share of such Loan available to the Administrative Agent on the date of such Loan in accordance with paragraph (b) above, and the Lenders
                                            -------------
may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such Pro Rata Share is not, in fact, paid to Administrative Agent by such Lender when due, the Administrative Agent will be entitled to recover such amount on demand from such Lender or the Borrower which received the proceeds of such Loan without set-off, counterclaim or deduction of any kind, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent either by such Borrower or such Lender, at, (1) in the case of such Borrower, the interest rate applicable to such Loan, and (2) in the case of such Lender, the Federal Funds Effective Rate plus any applicable fees charged by the Administrative Agent. Nothing in this Section 2.03(c) or
                                                     ---------------
elsewhere in this Agreement or the other Loan Documents shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. Without limiting the foregoing, with respect to any Lender which for any reason fails to make timely payment to the Administrative Agent of its Pro Rata Share of any Loan, the Administrative Agent, in addition to other rights and remedies which it may have, shall be entitled to withhold or set off from any payments due to such Lender hereunder, an amount equal to the Pro Rata Share required to have been paid by such Lender plus interest as described above, and to withhold from such Lender any right of consent provided to such Lender by Article 5 or 6 of this Agreement and to bring
                                   ---------    -
an action or suit against such Lender in a court of competent jurisdiction to recover such Pro Rata Share thereof and any related interest thereon. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's applicable Pro Rata Share of such Loan for purposes of this Agreement. If both such Lender and such Borrower shall have repaid the corresponding amount, the Administrative Agent shall promptly return to such Borrower its corresponding amount.

          SECTION 2.04.  The Notes.  Each Borrower shall execute and deliver to
                         ---------
each Lender a Note to evidence the Commitment of that Lender. Each Note shall be in the principal amount of the Commitment Amount of the applicable Lender, dated the Funding Date, stated to mature on December 31, 2006, and substantially in the form of Exhibit E. The Note payable to each Lender shall represent the
            ---------
obligation of such Borrower to pay the amount of each Lender's Commitment Amount or, if less, the applicable Lender's Pro Rata Share of the aggregate unpaid principal amount of all Loans to such Borrower together with interest thereon as prescribed in Section 2.05. The Administrative Agent is hereby authorized by
              ------------
each Borrower to record in the Register the date and amount of each Loan made to such Borrower, as applicable, and to record therein the date and amount of each payment on each Loan made to such Borrower, and such recordations shall be conclusive evidence against such Borrower of the amounts owing to the Lenders with respect to the Loans in the absence of manifest error; provided, however,
                                                            --------  -------
that the failure of the Administrative Agent to register any such information on such schedule shall not in any manner affect the obligation of such Borrower to repay the Loans made to such Borrower in accordance with the terms of this Agreement.

          SECTION 2.05.  Interest on Loans. (a)  General.  Each Loan shall bear
                         -----------------       -------
interest at a rate per annum equal to the Base Rate or the LIBO Rate, as selected in the applicable Notice of Borrowing delivered by the Borrower or as converted pursuant to Section 2.06, computed on the basis of (i) a 360 day year
                      ------------
composed of twelve 30-day months for LIBOR Loans and (ii) a 365/366 day year, as applicable, for Base Rate Loans, and with respect to both clauses (i) and (ii), the actual number of days elapsed. Interest on Base Rate Loans shall be compounded quarterly.

          (b)  Default Interest.  Notwithstanding any provision in this
               ----------------
Agreement to contrary, if the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder on its due date, then the Borrower shall, on demand from the Administrative Agent, thereafter pay interest on all Loans at a rate that is four percent (4.00%) per annum above the rates of interest otherwise payable on all the Loans from the date such payment is due to the date such payment default is either cured or waived in writing by the Requisite Lenders. If any other Event of Default shall occur and be continuing, then the Borrower shall, on demand, thereafter pay interest on all the Loans at a rate that is two percent (2.00%) per annum above the rates of interest otherwise payable on such Loans from the date of the occurrence of such Event of Default until the date such Event of Default has been cured or waived in writing by the Requisite Lenders; provided,
                                                                      --------
that in the event that an Event of Default described in the first sentence of this clause (b) shall occur at any time that a Default described in this sentence has occurred and is continuing, then the rate of interest described in the first sentence of this clause (b) shall apply.

          SECTION 2.06. Conversion or Continuation.  (a)  Subject to the
                        --------------------------
provisions of Section 2.07, on any Payment Date or Interest Payment Date, as
              ------------
applicable, each Borrower shall have the option (i) to convert any of its outstanding Loans, from Base Rate Loans to LIBOR Loans; (ii) to convert any of its outstanding Loans from LIBOR Loans to Base Rate Loans; and (iii) to continue any portion of such LIBOR Loans as LIBOR Loans; provided, however, that no
                                                --------  -------
outstanding Loans may be converted into, or continued as, LIBOR Loans when any Default or Event of Default has occurred and is continuing.

          (b) Whenever a Borrower elects to convert or continue Loans under this Section 2.06, such Borrower shall deliver to the Administrative Agent a
     ------------
written notice substantially in the form of that attached hereto as Exhibit H-2
                                                                    -----------
(a "Notice of Conversion/ Continuation"), signed by an authorized officer of such Borrower (i) no later than 10:00 a.m. (New York time) three (3) Business Days in advance of the requested conversion date, in the case of a conversion into Base Rate Loans, and (ii) no later than 10:00 a.m (New York time) three (3) Business Days in advance of the requested conversion or continuation date, in the case of a conversion into, or continuation of, LIBOR Loans. The Notice of Conversion/Continuation shall specify (1) the conversion or continuation date (which shall be a Business Day), (2) the amount and type of the Loans to be converted or continued, (3) the nature of the requested conversion or continuation, and (4) in the case of a conversion into, or continuation of, LIBOR Loans, the requested Interest Period. Promptly after receipt of a Notice of Conversion/Continuation pursuant to this Section 2.06(b), the Administrative
                                            ---------------
Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested conversion or continuation. In the event that a Borrower should fail to provide a Notice of Conversion/Continuation with respect to any LIBOR Loans as provided above, such Loans shall, on the last day of the Interest Period with respect to such Loans, convert to Base Rate Loans.

          (c) Any Notice of Conversion/Continuation for conversion to, or continuation of, Loans made pursuant to this Section 2.06 shall be irrevocable
                                             ------------
and the applicable Borrower shall be bound to convert or continue in accordance therewith.

          SECTION 2.07.  Special Provisions Governing LIBOR Loans.
                         ----------------------------------------
Notwithstanding any other provisions to the contrary contained in this Agreement, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

          (a)  Determination of Interest Period.  By giving notice as set forth
               --------------------------------
in Section 2.06(b), a Borrower shall have the option, subject to the other
   ---------------
provisions of this Section 2.07, to specify whether the Interest Period for such
                   ------------
LIBOR Loan shall be a one, three or six month period. The determination of Interest Periods shall be subject to the following provisions:

          (i) In the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires.

          (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if the next
                                   --------  -------
     succeeding Business Day occurs in the following calendar month, then such Interest Period shall expire on the immediately preceding Business Day.

          (iii) A Borrower may not select an Interest Period for any LIBOR Loan, which Interest Period expires later than December 31, 2006.

          (iv) A Borrower may not select an Interest Period with respect to any portion of such Borrower's Loans which extends beyond any date on which the outstanding principal amount of the Loans are scheduled to be reduced pursuant to Section 2.08(b) unless, after giving effect to such selection,
                 ---------------
     the portion of the Loans not subject to Interest Periods ending after any such date is equal to or greater than any amount of such scheduled principal payments of Loans.

          (v) There shall be no more than six (6) Interest Periods in effect at any one time.

          (b)   Determination of Interest Rate.  As soon as practicable after
                ------------------------------
10:00 a.m. (New York time) on the LIBOR Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the interest rate for the LIBOR Loans for which an interest rate is then being determined and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the applicable Borrower. In the event that on any LIBOR Interest Rate Determination Date the Administrative Agent shall have determined (which determination shall, absent manifest error, be presumptively correct and binding upon all parties) that:

          (i) adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBO Rate then being determined is to be fixed; or

          (ii) the LIBO Rate for any Interest Period for such Loans will not adequately reflect the cost to any Lender of making, funding or maintaining its LIBOR Loan for such Interest Period, the Administrative Agent shall forthwith so notify the applicable Borrower and the Lender, whereupon:

          (A) each LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan; and

          (B) the obligation of the Lenders to make, or to convert Loans into, LIBOR Loans shall be suspended until the Administrative Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (c)  Illegality.  Notwithstanding any other provision of this
               ----------
Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Loans or to fund or maintain LIBOR Loans hereunder, (i) the obligation of the Lenders to make, or to convert Loans into or to continue Loans as, LIBOR Loans shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrowers shall on the termination of the Interest Period then applicable thereto, or on such earlier date required by law, prepay in full all LIBOR Loans then outstanding together with accrued interest thereon, or convert all such LIBOR Loans into Base Rate Loans in accordance with Section 2.06.
                ------------

          (d)  Compensation.  In addition to such amounts as are required to be
               ------------
paid by the Borrowers pursuant to the other Sections of this Article II, the
                                                             ----------
Borrowers agree to compensate any Lender for all losses, expenses and liabilities, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's LIBOR Loans to the Borrowers, which such Lender may sustain (i) if for any reason a funding of any LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.06, (ii) if any voluntary
                                           ------------
or mandatory prepayment of any LIBOR Loans occurs for any reason on a date which is not the last scheduled day of an Interest Period, (iii) as a consequence of any required conversion of LIBOR Loans to Base Rate Loans as a result of any of the events indicated in Section 2.07(d), or (iv) as a consequence of any other
                        ---------------
failure by a Borrower to repay LIBOR Loans when required by the terms of this Agreement.

          (e)  Booking of LIBOR Loans.  The Lenders may make, carry or transfer
               ----------------------
LIBOR Loans at, to, or for the account of, any of their respective branch offices or the office of any of their respective affiliates.

          (f)  LIBOR Loans After Event of Default.  Unless the Requisite Lenders
               ----------------------------------
shall otherwise agree, after the occurrence of and during the continuance of any Event of Default, the Borrowers may not borrow Loans as LIBOR Loans or elect to have any Loans continued as, or converted to, LIBOR Loans after the expiration of any Interest Period then in effect for such Loans.

          SECTION 2.08.  Scheduled Payments.  (a)  Interest on each LIBOR Loan
                         ------------------
shall be payable in arrears on the last day of each LIBOR Interest Payment Date for such LIBOR Loan and upon payment in full thereof. Interest on each Base Rate Loan shall be payable quarterly in arrears on each Payment Date and upon payment in full thereof. After the occurrence and during the continuance of any Event of Default, interest shall be payable on demand.

          (b)  Subject to the provisions of Sections 2.09 and 9.02, the
                                            -------------     ----
outstanding principal balance of the Loans shall be payable in twenty-four (24) quarterly installments commencing on March 31, 2001, and continuing on the last day of each June, September, December and March thereafter through and including December 31, 2006 with (i) the first four of such quarterly principal payments due hereunder to be in an amount equal to 2.50% of the Aggregate Principal Amount, (ii) the fifth through the twelfth principal payments due hereunder to be in an amount equal to 3.75% of the Aggregate Principal Amount, and (iii) the remaining principal payments due hereunder to be in an amount equal to 5.00% of the Aggregate Principal Amount.

          (c) Payments made with respect to the Loans by each Borrower shall be applied by the Administrative Agent first to unpaid and accrued fees and interest and then to the outstanding unpaid principal balance of the Loans of such Borrower; provided, however, that on and after the occurrence and during
               --------  -------
the continuance of an Event of Default, any payments received by the Administrative Agent shall be applied to the Obligations in any manner the Requisite Lenders shall determine.

          SECTION 2.09.  Optional and Mandatory Prepayment of Loans; Optional
                         ----------------------------------------------------
and Mandatory Reduction of Commitment Amount.  (a) Provided that no Event of
--------------------------------------------
Default has occurred and is continuing, the Borrowers shall have the right upon the provision of (1) twenty-five days' prior written notice on or prior to the six month anniversary of the Closing Date to the Administrative Agent, and (2) forty-five days' prior written notice to the Administrative Agent at any time thereafter, which notice, once given, shall be irrevocable, on any Payment Date with respect to any Base Rate Loans and on the last day of the applicable Interest Period with respect to any LIBOR Loans, to prepay the outstanding principal thereof in a minimum principal amount of $500,000, together in each case with accrued interest thereon and the aggregate Prepayment Premium applicable thereto as determined on the date of such prepayment; provided that
                                                                 --------
no Prepayment Premium shall be applicable to any voluntary prepayments hereunder which are made (i) in connection with a refinancing of the Loans by a group of lenders led by the Administrative Agent or the Collateral Agent, (ii) within six month after the Closing Date, solely to the extent that such prepayments were made with the proceeds of the issuance of high-yield Debt or Equity Interests of the Guarantor and do not reduce the outstanding principal balance of the Obligations below $25,000,000, or (iii) pursuant to Section 2.09(e).
                                                    ---------------

          (b) Upon the occurrence of any Event of Loss with respect to any item of Collateral that is not repaired or replaced (other than an item of Collateral no longer used or useful in the Business), the Borrowers shall make a principal prepayment in an amount equal to the replacement value of the item of Collateral which suffered the Event of Loss, together with accrued interest thereon (but without the Prepayment Premium).

          (c) Simultaneously with the delivery of the financial statements required to be delivered under Section 5.06(a) for the fiscal years ending
                               ---------------
December 31, 2000 and thereafter, the Borrowers shall immediately prepay the Loans by an amount equal to fifty percent (50%) of Excess Cash Flow, if any, as determined for such fiscal year, without Prepayment Premium; provided, however, that such prepayment shall not be required with respect to any fiscal year in which the Borrowers maintained throughout such fiscal year an Operating Leverage Ratio of less than 5.0 to 1.0.

          (d) The Borrowers shall prepay the Loans in a principal amount equal to (i) all of the net proceeds of any sales of assets of any Borrower other than sales to another Borrower or otherwise made in the ordinary course of business, which proceeds are not reinvested within 180 days after receipt thereof in replacement assets, plus accrued interest thereon and the applicable Prepayment Premium, and (ii) the proceeds of insurance policies and condemnation awards paid to any Borrower if the proceeds thereof are not applied within 180 days after such payment to the replacement, reconstruction or restoration of equipment which was the subject of the insurance loss or award, plus accrued interest thereon without any Prepayment Premium.

          (e) The Borrowers shall prepay the Loans in a principal amount equal to one-half of the net cash proceeds received by the Guarantor from the issuance of high-yield Debt or Equity Interests, when such proceeds first equal or exceed an aggregate amount as measured from the Closing Date of at least $25,000,000 but not in excess of an amount that would reduce the outstanding principal balance of the Loans below $25,000,000, plus accrued interest thereon without any Prepayment Penalty. Such prepayment shall be required only once.

          SECTION 2.10.  Application of Prepayments.  Each prepayment of the
                         --------------------------
Loans made by the Borrowers under this Agreement, whether voluntary or mandatory, shall be applied to unpaid principal installments of the Loans in the inverse order of their respective maturities.

          SECTION 2.11.  Fees.  (a)  The Borrowers shall be jointly and
                         ----
severally liable to pay the Administrative Agent for the account of the Lenders a nonutilization fee payable on each Payment Date occurring during the period commencing on the Funding Date through and including the Payment Date immediately after the Commitment Termination Date based upon the applicable per annum rate set forth below (calculated based on a 365-day year and payable quarterly) on the undrawn portion of the Commitment Amount during the quarterly period ending on such Payment Date:

       Drawn Portion of Commitment Amount       Per Annum Fee
       ----------------------------------       -------------

       Less than $23,100,000                    1.50%
       Greater than or equal to $23,100,000     1.25%
       and less than or equal to $46,200,000

       Greater than $46,200,000                 0.75%

          (b) The Borrowers shall be jointly and severally liable to pay the Administrative Agent each of the fees set forth in a fee letter (the "Fee
                                                                      ---
Letter") from the Administrative Agent dated September 8, 1999 addressed to the
------
Borrowers at the times and in the amounts so specified in such letter.

          (c)  All fees once paid shall be nonrefundable.

          SECTION 2.12.  Borrower Payments, etc.  All payments by the Borrowers
                         -----------------------
hereunder and under the Notes shall be made to the Administrative Agent by wire transfer or other electronic payment method to the Payment Account, or to such bank account as the Administrative Agent may designate, for the account of the Lenders in Dollars in immediately available funds by 12:00 p.m., New York time, on the date on which such payment shall be due. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or other fees ratably (other than amounts payable pursuant to Section 2.14) to each Lender in accordance with Section 10.07
            ------------                                    -------------
hereof. Interest in respect of any Loan hereunder shall accrue from the day such Loan is made up to and including the day prior to the date on which such Loan is paid in full. Payments received after 12:00 p.m. shall not be given credit until the next Business Day, and the Borrowers shall be liable for interest, if any, accruing on such payment until the next Business Day.

          SECTION 2.13.  Maximum Lawful Interest Rate.  Notwithstanding any
                         ----------------------------
provision contained herein, the total liability of the Borrowers for payment of interest pursuant hereto and the Notes, including any other charges or other amounts, to the extent such charges and other amounts are deemed to be interest, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from the Borrowers (the "Maximum Rate"). If any
                                                         ------------
payments by any Borrower for the account of any Lender include interest in excess of the Maximum Rate, such Lender shall apply such excess to the reduction of the unpaid principal amount owing by such Borrower, or if none is due, such excess shall be returned to such Borrower.

          SECTION 2.14.  Funding Issues.   (a)  Increased Costs.  If, due to
                         --------------         ---------------
either (i) the introduction after the date hereof of, or any change after the date hereof in or in the interpretation of, any applicable law, rule or regulation by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or (ii) compliance by any Lender after the date hereof with any final request or final directive issued after the date hereof (whether or not having the force of law) by any such Governmental Authority, central bank or comparable agency, and, as a result of any of the events set forth in the above clauses (i) and (ii), (x) there shall be any increase in the cost to such Lender in maintaining its Commitment under this Agreement or funding or maintaining its Pro Rata Share of the Loans under this Agreement, or (y) any Lender is subjected to any charge or withholding on its obligations hereunder, or changes in the basis of taxation of payments to any Lender in connection with any of the foregoing (except for changes in the rate of tax on overall net income of any Lender) (collectively, "Increased Costs"), then the Borrowers shall, from time to time, pay, to the
 ---------------
Administrative Agent for the benefit of such Lender within 15 days after such Lender shall have provided notice to the Administrative Agent (and the Administrative Agent shall have provided notice to the Borrowers) of such Increased Cost, an amount sufficient to compensate such Lender for such Increased Cost, as provided herein. A certificate setting forth in reasonable detail the computation of the amount of such Increased Cost (which increase in cost shall be determined by such Lender's reasonable allocation of the aggregate of such cost increases resulting from such event), submitted to the Borrowers by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b)  Increased Capital.  If any Lender which is subject to minimum
               -----------------
capital requirements determines that compliance by such Lender, with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, and such Lender reasonably determines that the amount of such capital is increased by or based upon any commitment to lend hereunder or making or maintaining Loans, or other commitments of this type, then, upon demand by such Person, the Borrowers agree to, within five (5) days of such demand, pay to such Person, from time to time as specified by such Person, additional amounts sufficient to compensate such Person in the light of such circumstances, to the extent that such Person reasonably determines such increase in capital to be allocable to such Person's commitment or maintenance of Loans hereunder. A certificate as to the amount of such increased cost, submitted to the Borrowers by the applicable Person shall, absent manifest error, be conclusive and binding on the Borrowers for all purposes.

          SECTION 2.15.  Joint and Several Liability; Contribution.  (a)
                         -----------------------------------------
Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, all payment and performance Obligations arising under this Agreement and the other Loan Documents shall be joint and several obligations of each Borrower secured by all the Borrowers' Collateral. The Administrative Agent and the Collateral Agent may apply any portion of any Borrower's Collateral to satisfy any of the Obligations of any other Borrower.

          (b)  Contribution and Indemnification between the Borrowers.   To the
               ------------------------------------------------------
extent that any Borrower shall, as a result of the operation of Section 2.15,
                                                                ------------
pay (whether directly or by the application of proceeds of Collateral owned by such Borrower) any Obligation of any other Borrower under the Loan Documents (such payment being referred to as an "Accommodation Payment"), then such Borrower shall be entitled to contribution and indemnification from, and be reimbursed by each other Borrower, in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101(32) of the United States Bankruptcy Code (11 U.S.C.
(S)101 et. seq) (the "Bankruptcy Code"), Section 2 of the Uniform Fraudulent
                      ---------------
Transfer Act (the "UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act
                   ----
(the "UFCA"), (ii) leaving such Borrower with unreasonably small capital or
      ----
assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of subrogation, contribution, indemnification and reimbursement under this section shall be subordinate in right of payment to the prior payment in full of the Obligations. Each Borrower agrees that any extension, forbearance or amendment, or any acceptance, release or substitution of security, or any impairment or suspension of the Administrative Agent's, the Collateral Agent's or the Lenders' remedies or rights against any other Borrower or the cessation of the liability of any other Borrower for any reason other than full and indefeasible satisfaction of all Obligations shall not in any way affect the liability of such Borrower. Each Borrower has provided itself of the means of remaining informed of the financial condition of each other Borrower, and waives any right to require any Lender or the Administrative Agent to keep it informed of the financial condition of any other Borrower. The provisions of this section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          Each Borrower represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders that:

          SECTION 3.01.  Organization; Powers.  (a)  Such Borrower (i) is a
                         --------------------
corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) is qualified to do business in the jurisdiction in which its principal place of business is located and in every other jurisdiction where such qualification is necessary unless the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on such Borrower;

          (b) such Borrower has the power and authority to own its properties, to carry on its business as now conducted; and

          (c) such Borrower has the power and authority to execute and deliver and perform this Agreement and the other Loan Documents to which it is a party, to borrow hereunder, and will have the power to execute and deliver any Mortgages and Collateral Assignments of Leases or other instruments to be delivered by it subsequent to the date hereof.

          SECTION 3.02.  Corporate Authorization.  The execution, delivery and
                         -----------------------
performance of this Agreement and the other Loan Documents to which such Borrower is a party, and the Loans hereunder:

          (a) have been duly authorized by such Borrower's Board of Directors or managers and, if necessary, such Borrower's stockholders or members;

          (b) (1) do not violate (i) any existing provision of law applicable to such Borrower and not immaterial to its business, (ii) such Borrower's Certificate or Articles of Incorporation or other organizational documents, as the case may be, or (iii) any applicable order of any court or other governmental agency, and (2) do not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement for borrowed money, bond, note or other similar instrument or any other material agreement to which such Borrower is a party or by which such Borrower or any of such Borrower's property is bound;

          (c) do not result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of such Borrower other than the Liens granted pursuant to this Loan Agreement or the other Loan Documents;

          (d) constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms; and

          (e) do not, as of the date of execution hereof, require any governmental consent, filing, registration or approval except as set forth on
Schedule 3.02.
-------------

          SECTION 3.03.  Financial Statements. The Borrowers have furnished to
                         --------------------
the Administrative Agent and the Lenders the management prepared consolidated financial statements of the Guarantor dated as of June 30, 1999 which statements are attached hereto as Exhibit I (collectively, the "Financials"). The
                       ---------                     ----------
Financials have been prepared in accordance with GAAP applied on a basis consistent with that of preceding periods and are complete and correct in all material respects. As of the date of the Financials, (a) the Financials fairly represent the Guarantor's financial position and results of operations; and (b) there are no omissions from the

Financials or any other facts or circumstances not reflected in the Financials which are or may be material according to GAAP.

          SECTION 3.04.  No Material Adverse Change.  There has been no material
                         --------------------------
adverse change in the condition (financial or otherwise operations or properties of such Borrower since the date of the Financials.

          SECTION 3.05.  Litigation.  Except as set forth on Schedule 3.05
                         ----------                          -------------
hereto, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of such Borrower against or affecting such Borrower or any property or rights of such Borrower as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would individually or in the aggregate materially impair the right of any Borrower to carry on business substantially as now being conducted or as presently contemplated or would result in any Material Adverse Effect.

          SECTION 3.06.  Tax Returns.  Except as set forth on Schedule 3.06
                         -----------                          -------------
hereto, such Borrower has filed or caused to be filed all Federal, state and local tax returns which are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except such taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings and with respect to which such Borrower shall have set aside on its books adequate reserves with respect to such taxes as are required by GAAP.

          SECTION 3.07.  No Defaults.  Such Borrower is not in default (i) with
                         -----------
respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which is likely to have a Material Adverse Effect, or
(ii) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which such Borrower is a party or by which any of its assets are bound, which is likely to have a Material Adverse Effect.

          SECTION 3.08.  Properties.  Except as set forth on Schedule 3.08
                         ----------                          -------------
hereto, such Borrower has good and marketable title to all its material properties and assets and all Collateral of such Borrower is free and clear of all Liens of any nature whatsoever, except Permitted Liens.

          SECTION 3.09.  Licenses, Material Agreements, Intellectual Property.
                         ----------------------------------------------------
(a) Such Borrower has obtained all Governmental Approvals and approvals of any Governmental Authority having jurisdiction over such Borrower, which Governmental Approvals and approvals are necessary or appropriate for the construction and operation of the Systems as are presently operating. Such Governmental Approvals and approvals are correctly listed on Schedule 3.09(a)
                                                             ----------------
and constitute the only material licenses, permits or franchises or other Governmental Approvals of any Governmental Authority required in connection with the Systems as are presently operating. All Governmental Approvals of such Borrower are in full force and effect, are duly issued in the name of, or validly assigned to, such Borrower and such Borrower has the power and authority to operate thereunder.

          (b) Schedule 3.09(b) accurately and completely lists all material
              ----------------
agreements to which such Borrower is a party, including, without limitation, all purchase agreements, construction contracts, right of way or right of occupancy agreements, lease agreements, consulting, employment, management and related agreements. All of the foregoing agreements are valid, subsisting and in full force and effect and none of such Borrower, or, to the best of such Borrower's knowledge and belief, any other parties, are in material default thereunder. Such Borrower has given true and complete copies of all such agreements to the Administrative Agent and the Lenders.

          (c) Such Borrower possesses or is applying for all the patents, trademarks, service marks, trade names, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as presently conducted without any known conflict with the rights of others.
Schedule 3.09(c) accurately and completely lists all such rights.
----------------

          SECTION 3.10. Compliance With Laws.  Except as disclosed on Schedule
                        --------------------                          --------
3.10, the operations of such Borrower comply in all material respects with all
----
applicable federal, state or local laws and regulations, including environmental, health and safety statutes and regulations. None of the operations of such Borrower is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute or regulation. None of the operations of such Borrower is the subject of federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release. Except as disclosed on Schedule 3.10,
                                                                  -------------
such Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release. Except as disclosed on Schedule 3.10, such Borrower has no
                                   -------------
contingent liability of which such Borrower has knowledge or reasonably should have knowledge in connection with any Release.

          SECTION 3.11. ERISA.  None of such Borrower or any ERISA Affiliate of
                        -----
such Borrower maintains or contributes to any Plan other than a Plan listed on

Schedule 3.11 hereto.  Each Plan which is intended to be qualified under Section
-------------
401(a) of the IRC has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the IRC. Except as disclosed on Schedule
                                                                    --------
3.11, none of such Borrower or any ERISA Affiliate maintains or contributes to
----
any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. None of such Borrower or any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan. No Plan has incurred any accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the IRC), whether waived or not waived. None of such Borrower or any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the IRC or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. None of such Borrower or any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Plan with respect to which a Schedule B is required to be filed is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in the funding status or financial condition of the Plan relating to such Schedule B. None of such Borrower or any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. None of such Borrower or any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or other payment. None of such Borrower or any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the IRC due to a Plan amendment that results in an increase in current liability for the plan year.

          SECTION 3.12. Investment Company Act; Public Utility Holding Company
                        ------------------------------------------------------
Act.  Such Borrower is not an "investment company" as that term is defined in,
---
and is not otherwise subject to regulation under, the Investment Company Act of 1940. Such Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.13. Federal Reserve Regulations. Such Borrower is not
                        ---------------------------
engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans made to such Borrower will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

          SECTION 3.14. Collateral.  The security interests granted by Article
                        ----------                                     -------
VIII hereof, together with those granted pursuant to the Existing Agreement and
----
accompanying financing statements, when duly filed in the offices and jurisdictions set forth on Schedule 3.14 hereof, create valid and perfected
                           -------------
first priority Liens in and to the Collateral of such Borrower, enforceable against other Persons in all jurisdictions securing the payment, as applicable, of the Obligations hereunder. Upon filing such financing statements, to the extent that the filing of a financing statement is sufficient to perfect a security interest, no further action is required to perfect the Liens of the Collateral Agent in favor of the Lenders in the Collateral of such Borrower described in Section 8.01.
             ------------

          SECTION 3.15. Chief Place of Business.  As of the Closing Date, the
                        -----------------------
chief executive office and principal place of business of such Borrower is as set forth on Schedule 3.15. If any change in any such location occurs, such
             -------------
Borrower shall notify the Administrative Agent and the Collateral Agent thereof not later than ten days after the occurrence thereof. As of the date of execution hereof, the books and records of such Borrower and all chattel paper and all records of account are located at the principal place of business or chief executive office of such Borrower and if any change in such location occurs, such Borrower shall notify the Administrative Agent and the Collateral Agent thereof not later than ten days after the occurrence thereof.

          SECTION 3.16. Other Corporate Names.  Except as set forth on Schedule
                        ---------------------                          --------
3.16, such Borrower has not used and does not now use and will not use any
----
corporate or fictitious name.

          SECTION 3.17. Insurance.  Schedule 3.17 contains a description of all
                        ---------   -------------
insurance which such Borrower maintains or has maintained on its behalf. All of such insurance is in full force and effect.

          SECTION 3.18. Milestone Plan. The Milestone Plan represents good faith
                        --------------
projections of future financial performance of the Borrowers for the periods set forth therein. Such document has been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are reasonable in light of current and reasonably foreseeable business conditions.

          SECTION 3.19. Capitalization and Subsidiaries. The classes of Equity
                        -------------------------------
Interests, number of authorized shares, number of outstanding shares and par values or other designations of the Equity Interests or other equity securities or beneficial interests of such Borrower and the Guarantor are correctly set forth on Schedule 3.19. All the outstanding shares of Equity Interests or other
         -------------
equity securities or beneficial interests of such Borrower and the Guarantor are duly and validly issued, fully paid and nonassessable, and none of such issued and outstanding shares, equity securities or beneficial interests has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as set forth on Schedule 3.19, there are no: (A) outstanding shares of
                       -------------
Equity Interests or other equity securities or beneficial interests or other securities convertible into or exchangeable for shares of Equity Interests or other equity securities or other beneficial interests of such Borrower or the Guarantor, (B) outstanding rights of subscription, warrants, calls, options, contracts or other agreements of any kind, issued, made or granted to or with any Person under which such Borrower or the Guarantor may be obligated to issue, sell, purchase, retire or redeem or otherwise acquire or dispose of any shares of Equity Interests or other equity securities or beneficial interests of such Borrower or the Guarantor, or (C) Subsidiaries of such Borrower or the Guarantor. Except as set forth on Schedule 3.19, the Guarantor beneficially
                                   -------------
owns all of the equity interests of such Borrower.

          SECTION 3.20. Real Property, Leases and Easements.  Such Borrower
                        -----------------------------------
owns the real property described on Schedule 3.20.  Set forth on Schedule 3.20
                                    -------------                -------------
is a list of (i) all real property leased by such Borrower (the "Leased Real
                                                                 -----------
Property") and (ii) all easements, rights of way, rights of occupancy, licenses
--------
and similar rights with respect to real property granted to such Borrower not otherwise disclosed to the Collateral Agent and the Lenders on a title report delivered to the Collateral Agent and the Lenders pursuant to the terms hereof (together with all easements, rights of way, rights of occupancy, licenses and similar rights with respect to real property granted to such Borrower which are so disclosed, collectively, the "Easements"). Also set forth on Schedule 3.20 is
                                 ---------                      -------------
a street address of the real property and Leased Real Property locations described above, including a description of such properties' current use.
Except as set forth in Schedule 3.20, such Borrower's interests in the owned
                       -------------
real property, the Leased Real Property and the Easements are sufficient in order for such Borrower to conduct its business and operations as presently conducted.

          SECTION 3.21. Solvency.  After giving effect to any Loans made to
                        --------
such Borrower hereunder, the disbursement of the proceeds of such Loans pursuant to such Borrower's instructions and the execution, delivery and performance of each of the Loan Documents and transactions contemplated thereby, such Borrower is Solvent and is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a substantial portion of its property, and has no knowledge of any Person contemplating the filing of any such petition against such Borrower.

          SECTION 3.22. Brokers, etc.  Such Borrower has not dealt with any
                        -------------
broker, finder, commission agent or other similar Person in connection with the Loans or the transactions being effected contemporaneously with this Agreement and such Borrower covenants and agrees to indemnify and hold harmless the Administrative Agent, the Collateral Agent and the Lenders from and against, any broker's fee, finder's fee or commission in connection with such transactions.

          SECTION 3.23. No Material Misstatements. Neither any report, financial
                        -------------------------
statement, notice, certificate, exhibit or schedule furnished by or on behalf of such Borrower to the Administrative Agent, the Collateral Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or included herein or therein, nor any other information required to be furnished pursuant to the provisions of Article V hereof, contains any material
                                        ---------
misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading.

          SECTION 3.24. Year 2000 Issues.   Each Borrower has made a full and
                        ----------------
complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis. Based on such assessment and program, such Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

          SECTION 3.25. Switching Equipment.  The ownership of the Borrowers'
                        -------------------
Switching Equipment with respect to each market of the Borrowers is correctly set forth on Schedule 3.25 hereto.
             -------------

          SECTION 3.26. Campuslink Property. With respect to its customer
                        -------------------
contracts, Campuslink owns or possesses a security interest in equipment related to such contracts in the locations set forth on Schedule 3.26 hereto.
                                                -------------

                                  ARTICLE IV

                             CONDITIONS FOR LOANS

          The obligations of each Lender to make Loans hereunder are subject to the accuracy, as of the Funding Date and as of the date of making of each of the Loans after the Funding Date, of the representations and warranties contained in
Article III and the other Loan Documents, to the performance by each Borrower of
-----------
its obligations to be performed hereunder on or before the date of such Loan and to the satisfaction of the following further conditions:

          SECTION 4.01. Conditions Precedent to Initial Loan on or after the
                        ----------------------------------------------------
Closing Date.  In the case of the Loans to be made on the Funding Date:
------------

          (a) All the applicable legal matters incident to this Agreement and the other Loan Documents shall be reasonably satisfactory to counsel for the Administrative Agent.

          (b) The Administrative Agent shall have received payment in full of the fees set forth in the Fee Letter then due and payable and all the other documented out-of-pocket costs and expenses of the Administrative Agent and the Lenders incurred on or prior to the Funding Date, including, without limitation, reasonable attorneys' and paralegal' fees and expenses and the fees and expenses incurred in connection with preparation of any environmental audits.

          (c) (1) The Administrative Agent and the Collateral Agent shall have received the following items, in each case in form and substance satisfactory to the Administrative Agent and the Collateral Agent:

               (i)   the Financials;

               (ii) the Milestone Plan showing in reasonable detail and specifying any material underlying assumptions, the Borrowers' anticipated revenues and expenses and projected statements of cash flow and information with respect to projected capital expenditures and changes in working capital over such period;

               (iii) certificates substantially in the form of Exhibits J-1
                                                                 ------------
                     and J-2 hereto, dated the Funding Date or dated the Closing
                         ---
                     Date and a reaffirmation of such certificate dated the Funding Date, of the secretaries or assistant secretaries of each of the Borrowers and the Guarantor, certifying (1) the names and true signatures of the officers authorized to sign each Loan Document being signed as of the Closing Date to which such Borrower or the Guarantor, as applicable, is a party, (2) the resolutions of the Board of Directors of such Borrower the Guarantor, as applicable, approving the transactions contemplated by the Loan Documents to which each is a party, and (3) such Borrower's or the Guarantor's, as applicable, bylaws;

               (iv) the written opinion of special and regulatory counsel for the Borrowers and the Guarantor, dated the Funding Date, addressed to the Administrative Agent , the Collateral Agent and the Lenders satisfactory to (and containing only such qualifications and limitations as are satisfactory to) counsel for the Administrative Agent and the Collateral Agent, which opinions shall be substantially in the forms set forth in Exhibits K-1 and K-2 attached hereto;
                                   ------------     ---

               (v) certificates of appropriate public officials dated not more than 30 days prior to the Funding Date, as to the legal existence or qualification, and good standing of each Borrower and the Guarantor from such Person's jurisdiction of organization and from the jurisdiction in which such Person has its principal place of business;

               (vi) each Borrower's and the Guarantor's Certificate or Articles of Incorporation, as amended, modified or supplemented on or prior to the Funding Date, each certified to be true, correct and complete by the Secretary of State of the state in which such Person is organized;

               (vii) updated Year 2000 questionnaires executed by each Borrower;

               (viii) the Notes duly executed and delivered by the Borrowers;

                (ix) General Reaffirmation and Modification Agreement among the Guarantor, the Borrowers, the Administrative Agent and the Collateral Agent;

               (x) the Amended and Restated Guaranty, duly executed by the Guarantor;

               (xi)   loss payable endorsements substantially in the form of

                      Exhibit M attached hereto with respect to each Borrower's
                      ---------
                      insurance policies relating to the Collateral, and insurance certificates required by Section 5.04(g) from
                                                         ---------------
                      nationally recognized insurance brokers with respect to each Borrower's insurance policies;

               (xii) with respect to each Borrower's then existing Collection Accounts, Restricted Account Agreements substantially in the form of such agreements executed and delivered pursuant to the Existing Agreement, copies of which are attached as Exhibit N hereto, duly executed by the
                                  ---------
                      applicable Borrower and the financial institutions maintaining the Collection Accounts (except to the extent previously delivered pursuant to the Existing Agreement);

               (xiii) a duly executed Collateral Assignment of Licenses by each
                      Borrower, together with consents to assignment of licenses and rights from Persons designated by the Collateral Agent duly executed by such Persons, including agreements as to default notices, cure rights, waiver of lien rights, conveyance of nondisturbance rights and other terms satisfactory to the Collateral Agent (except to the extent previously delivered pursuant to the Existing Agreement, in which case such document shall be supplemented if necessary);

               (xiv) a duly executed Collateral Assignment of Leases by each Borrower (except to the extent previously delivered pursuant to the Existing Agreement, in which case such document shall be supplemented if necessary), together with consents to assignment (or such other documentation described in Section 5.22), duly executed by the
                                   ------------
                      appropriate Persons, including agreements as to default notices, cure rights, waiver of lien rights, conveyance of nondisturbance rights and other terms satisfactory to the Collateral Agent with respect to those leased properties specified by the Collateral Agent, together with landlord waivers in the form of Exhibit D hereto executed by the appropriate
                             ---------
                     landlord;

               (xv)  environmental questionnaires or updates of previously
                     ------------
submitted environmental questionnaires executed by each Borrower with respect to each of its premises described in Section 3.10; and

               (xvi) the note payable by Campuslink to the Guarantor in the original principal amount of $4,000,000, duly pledged by the Guarantor to the Collateral Agent.

          (d) The Collateral Agent shall have satisfactorily completed its review of any Lucent Purchase Agreement, construction and maintenance contracts, right of way agreements and interconnection agreements related to the Systems being financed with the initial Loan made on the Funding Date.

          (e) The Collateral Agent shall have received evidence satisfactory to the Collateral Agent that the Collateral Agent's security interests in the Collateral have been properly perfected and constitute first and prior security interests subject only to Permitted Liens, including by means of the filing of Mortgages, the Collateral Assignment of Licenses, the Collateral Assignment of Leases, obtaining consents thereto, leasehold mortgages and UCC-1 financing statements in certain filing and recording offices, and the taking of possession of stock certificates and other instruments.

          (f) The Collateral Agent shall have received evidence satisfactory to the Collateral Agent, including the results of searches conducted in the mortgage recording, UCC, tax Lien and judgment filing records in each appropriate filing office or jurisdiction, that there are no Liens against the Collateral except Permitted Liens.

          (g) The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that no Borrower has any Debt other than as described in Section 6.13 and that the holders of any such Debt shall
                     ------------
have executed subordination and standstill agreements satisfactory to the Administrative Agent.

          (h) The Collateral Agent shall have obtained or waived in writing with respect to each real estate and material equipment lease and each mortgage of any Borrower relating to the Systems being financed with the initial Loan made after the Closing Date (i) the right from the applicable lessors and mortgagees to cure all payment defaults under such leases and mortgages by making payment directly to the applicable lessors and mortgagees and (ii) landlord waivers and consents, as the Collateral Agent may require, with respect to each leased facility.

          (i) The Administrative Agent and the Collateral Agent shall have satisfactorily completed their due diligence investigation of the Borrowers and the Systems and the Borrowers' other assets, and their respective officers and directors including, without limitation, environmental reviews, engineering reviews, review of material agreements of the Borrowers and review of easement matters.

          (j) All right of way agreements with respect to each System under construction shall be sufficient to allow full operation of such System and shall be assignable to the Collateral Agent or its designee.

          (k) The Guarantor shall have raised and contributed $60,000,000 in equity capital to the Borrowers.

          SECTION 4.02.  Conditions Precedent to All Loans.  In the case of each
                         ---------------------------------
Loan hereunder:

          (a) The representations and warranties of each Borrower set forth in
Article III or in any other Loan Document shall be true and correct in all
-----------
material respects on and as of the date of such Loan with the same effect as though such representations and warranties had been made on and as of such date.

          (b) At the time of each such Loan, and after giving effect to such Loan, each Borrower shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and no Event of Default or Default shall have occurred and be continuing.

          (c) At the time of each such Loan and after giving effect to each such Loan, there shall have been no material adverse change in the condition (financial or otherwise), operations, properties or prospects of any Borrower since the date of the Financials.

          (d) Such Loan, when combined with Loans previously made to the Borrowers, shall not exceed the Commitment Amount.

          (e) All legal matters incident to such Loan and the Loan Documents shall be satisfactory to counsel for the Administrative Agent and the Collateral Agent.

          (f) The Agent shall have received a Notice of Borrowing for the Loan and acceptance certificate and invoices required by Section 2.03.
                                                    ------------

          (g) The Collateral Agent shall have first priority Liens on all personal and real property assets that comprise or relate to each System to be funded by such Loan, shall have received collateral assignments of all material third party agreements relating to such Systems, consented to by the applicable third parties, as requested by the Collateral Agent, and shall have received evidence that all necessary Governmental Approvals for such System have been obtained.

          (h) The Collateral Agent shall have received copies of such lien waivers and other acknowledgments from Persons constructing the Systems, any subcontractors or vendors (including Lucent) with respect to the construction of the Systems as the Collateral Agent may reasonably request.

          (i) All fees and expenses which are due and payable to the Administrative Agent on or prior to the date of the advance of such Loan shall have been paid.

          (j) The Lenders shall have satisfactorily completed their review of any construction and maintenance contracts related to the Systems being financed with such Loan and the interconnection agreements for each System being financed with such Loan.

          (k) The Collateral Agent shall have obtained or waived in writing with respect to each real estate and material equipment lease, each mortgage, and each material third party agreement relating to the Systems being financed with such Loan (i) the right from the applicable lessors and mortgagees to cure all payment defaults under such leases and mortgages by making payments directly to the applicable lessors and mortgagees, (ii) landlord waivers and consents (or such other documentation described in Section 5.22), as the Collateral Agent may
                                      ------------
require, with respect to each leased facility, and (iii) consents to collateral assignment, as the Collateral Agent may require, with respect to each such material third party agreement.

          (l) If the use of the Loan proceeds are for purposes of financing a particular System for the first time, the Collateral Agent shall have received copies of all interconnection agreements, right of way agreements, easement agreements, real property leases, construction agreements, equipment purchase agreements, fiber leases, telephone line leases, state and local franchise agreements and other agreements with municipalities, that in each case relate to such System.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

          Each Borrower covenants and agrees that so long as this Agreement shall remain in effect, any Commitment hereunder shall be outstanding or any Obligations hereunder or under any of the other Loan Documents are unpaid, unless the Requisite Lenders shall have otherwise given prior written consent:

          SECTION 5.01. Corporate and Franchise Existence. Such Borrower shall
                        ---------------------------------
preserve and maintain its corporate or limited liability company existence, rights, franchises, licenses and privileges in its jurisdiction of its organization, and in all other jurisdictions in which such qualification is necessary in view of its business and operations and property and preserve, protect and keep in full force and effect its material rights and its Governmental Approvals.

          SECTION 5.02. Compliance with Laws, Etc. Such Borrower shall comply in
                        --------------------------
all material respects with all laws and regulations applicable to it, including, without limitation, Environmental Laws, regulations promulgated by the FCC and any PUC, and other telecommunications laws and regulations, and all material contractual obligations applicable to it.

          SECTION 5.03. Maintenance of Properties. Such Borrower shall at all
                        -------------------------
times maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its properties material to its operations and make all appropriate repairs, replacements and renewals thereof, in each case consistent with prudent industry practices and sound business judgment and with respect to the maintenance of machinery and equipment, in compliance with applicable government regulations, manufacturers' warranty requests and any licensing requirements.

     SECTION 5.04. Insurance. Such Borrower shall at its own expense, with
                   ---------
insurers and with maximum deductibles satisfactory to the Collateral Agent:

          (a) keep its insurable properties, including its Telecommunications Equipment, real property and other tangible Collateral, adequately insured on an all risk basis for the full replacement value thereof at all times;

          (b) maintain in full force and effect, pay all premiums when due in respect of, and comply with all terms and conditions of the following insurance coverages for each System:

               (i)   All Risk Property Insurance.  Such Borrower shall maintain
                     ---------------------------
     all risk property insurance covering each of its Systems against physical loss or damage, including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive boiler and machinery coverage (including electrical and mechanical breakdown). Such insurance shall cover each and every component of such System and shall not contain any exclusion for resultant damage caused by faulty workmanship, design or materials. Coverage shall be written on a replacement cost basis in an amount acceptable to the Collateral Agent. Such insurance policy shall contain an agreed amount endorsement waiving any coinsurance penalty; and

               (ii)  Business Interruption.  As an extension of the coverage
                     ---------------------
     required under Section 5.04(b)(i), such Borrower shall maintain business
                    ------------------
     interruption insurance in an agreed amount equal to twelve (12) months projected loss of net profits, continuing expenses and debt service payments of such System and shall contain an agreed amount endorsement waiving any coinsurance penalty. Contingent business interruption insurance shall also be included to cover the major suppliers and customers of the Borrower. Coverage shall be included for expediting expenses in an amount not less than $15,000,000. Such insurance shall also cover service interruption. Deductibles shall not exceed thirty (30) days; and

               (iii) Comprehensive or Commercial General Liability Insurance.
                     -------------------------------------------------------
     Such Borrower shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of not less than $1,000,000. Such coverage shall include, but not be limited to, premises/operations, explosion, collapse, underground hazards, contractual liability, independent contractors, products, completed operations, property damage and personal injury liability. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law; and

               (iv)  Workers' Compensation/Employer's Liability.  Such Borrower
                     ------------------------------------------
     shall maintain workers' compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of such Borrower while at work or in the scope of his or her employment with such Borrower and employer's liability insurance in an amount not less than $500,000. Such coverage shall not contain any occupational disease exclusions; and

               (v)   Automobile Liability.  Such Borrower shall maintain
                     --------------------
     automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000; and

               (vi)  Excess/Umbrella Liability.  Such Borrower shall maintain
                     -------------------------
     excess or umbrella liability insurance in an amount not less than $10,000,000, written on an occurrence basis providing coverage limits in excess of the insurance limits required under Sections 5.04(b)(iii),
                                                   ---------------------
     (b)(iv) (employer's liability only), and (b)(v).  Such insurance shall
     -------                                  ------
     follow from the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law; and

               (vii) Directors and Officers Insurance. Such Borrower shall
                     --------------------------------
     maintain directors and officers liability insurance including entity employment practices liability and fiduciary liability insurance of at least $5,000,000 at all times, including defense costs, with a retention amount of $50,000 or less for directors and officers liability claims and a retention amount of $75,000 or less for employment practices liability claims.

          (c) maintain such other insurance to such extent and against such risks, as are reasonably satisfactory to Collateral Agent (the insurance policies described on Schedule 3.17 hereto being acceptable to the Collateral
                      -------------
Agent as of the date hereof);

          (d) cause each insurance policy (other than any policy referred to in clause (b)(iv) above related to workmen's compensation) pertaining to the Collateral to (i) name the Collateral Agent and its affiliates (all of the foregoing are hereinafter referred to as the "Additional Insureds") as an
                                              -------------------
"additional insured" if such policy is a liability policy, (ii) name each of the Additional Insureds as a "mortgagee" and "loss payee" as to claims in excess of $500,000 and include a standard agent's loss payable endorsement in favor of each of the Additional Insureds substantially in the form of Exhibit M if such
                                                             ---------
policy is a property insurance policy, (iii) provide that, the Collateral Agent shall be notified in writing of any proposed cancellation or modification of such policy initiated by the Borrower's insurer at least thirty (30) days in advance prior to any proposed cancellation or modification and will have sufficient time to correct any deficiencies justifying such proposed cancellation or modification, (iv) provide that all insurance proceeds for losses shall be payable to each of the Additional Insureds as their interests may appear in the event of any omission or breach by the Borrower, (v) waive any right of subrogation of the insurers against the Additional Insureds and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Borrower, and (vi) provide that such insurance shall be primary insurance, that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage and expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group), shall operate in the same manner as if there were a separate policy covering each insured, and liability for premiums shall be solely a liability of the Borrower;

          (e) direct all insurers under policies of insurance described in clause (d) above and payors of any condemnation claim or award relating to the property to pay all proceeds payable under such policies or with respect to such claim or award for any loss with respect to the Collateral directly to the Collateral Agent, which amounts shall be applied by the Agent, upon request by such Borrower and provision to the Collateral Agent of detailed information, including a construction schedule and cost estimates, which establish to the reasonable satisfaction of the Collateral Agent that the amounts available and the proposed schedule are adequate to restore, replace or rebuild the property subject to any insurance or condemnation award in a timely manner, to such restoration, replacement or rebuilding unless an Event of Default or Default shall have occurred and be continuing or such Borrower shall have failed to make such request within thirty days after receipt of such amounts by Agent, in which case such amounts shall be applied in the Required Lenders' sole discretion to the prepayment of the Obligations or such restoration, replacement or rebuilding;

          (f) on or prior to the renewal date of each policy deliver to the Collateral Agent copies of all policies or broker's certificates and loss payable endorsements issued by such Borrower's insurers in respect of all policies and endorsements, as renewed. Each such policy, certificate and endorsement shall be accompanied by a statement from the Borrowers' insurance broker or insurance agent stating whether, in the opinion of such broker or agent, such policies comply with the requirements of this Section 5.04 that all
                                                          ------------
premiums due thereon have been paid and that upon the renewal date, such policy shall be in full force and effect; and

          (g) immediately upon receiving notice from the broker or insurance carrier of cancellation or material modification of any policy required hereunder, provide the Collateral Agent with notice thereof.

          SECTION 5.05.  Obligations and Taxes.  Such Borrower shall pay all of
                         ---------------------
its indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; provided, however, that such
                                               --------  -------
Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued, and such Borrower shall set aside on its books such reserves as are required by GAAP with respect to any such tax, assessment, charge, levy or claim so contested.

          SECTION 5.06.  Financial Statements, Reports, etc.   Such Borrower
                         -----------------------------------
shall furnish to the Administrative Agent, the Collateral Agent and the Lenders:

          (a) within 120 days after the end of the 1999 fiscal year of such Borrower and within ninety (90) days after the end of each subsequent fiscal year of such Borrower, an annual audited consolidated financial statement of the Guarantor, including consolidating statements showing the separate results of the Borrowers, consisting of the balance sheets and statements of operations, income, stockholders' equity and cash flows, for such fiscal year, prepared in accordance with GAAP, which consolidated financial statements and other above described financial information shall have been audited by a nationally recognized independent certified public accounting firm satisfactory to the Administrative Agent, and accompanied by such independent certified public accounting firm's unqualified opinion;

          (b) within forty-five (45) days after the end of each month and each fiscal quarter during each fiscal year of the Guarantor, consolidated unaudited balance sheets and statements of operations for the Guarantor, and consolidating statements showing the separate results of the Borrowers as of the end of each such month or fiscal quarter, as applicable, and for the then elapsed portion of the fiscal year;

          (c) concurrently with (a) and (b) above, a certificate of the Guarantor's independent certified public accountant or the Guarantor's chief financial officer, as applicable, to the effect that the financial statements referred to in clause (a) or (b) above, present fairly the financial position and results of operations of the Guarantor and the Borrowers and as having been prepared in accordance with GAAP consistently applied, in each case subject to normal year end audit adjustments except for the statements referred to in clause (a) above;

          (d) concurrently with (a) above, and any statements delivered pursuant to (b) above in respect of the month of March and the period ending March 31, the month of June and the period ending June 30 or the month of September and the period ending September 30, a Periodic Reporting Certificate of the chief financial officer of the Guarantor setting forth the calculations contemplated in Article VII hereof, the number of Completed Systems and certifying as to the
   -----------
fact that such Person has examined the provisions of this Agreement and that no Event of Default or any Default, shall have occurred and be continuing or if such an event has occurred, a statement explaining its nature and extent and setting forth the steps the Borrowers propose to take to cure or prevent any Event of Default;

          (e) prior to February 15 of each year for such year, an operating budget of the Guarantors and the Borrowers, showing projected consolidated and consolidating revenues, expenses and a projected balance sheet on a month-by-month basis in reasonable detail, prepared by the Guarantor and the Borrowers and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, a draft of such operating budget to be delivered to the Administrative Agent and the Lenders as soon as available, and in any event December 1, of the preceding year for approval by the Administrative Agent and the Lenders, which approval shall be automatically deemed to have occurred with respect to such draft operating budget if the Administrative Agent and the Lenders fail to comment on such draft operating budget within 31 days of receipt thereof;

          (f) all material agreements or licenses affecting the Governmental Approvals of any Borrower or any System promptly after any execution, or material amendment thereto;

          (g) promptly upon their becoming available, copies of any periodic or special documents, statements or other information filed by any Borrower with the FCC, PUC or other Governmental Authority in connection with the construction and/or operation of any System or with respect to the transactions contemplated by any of the Loan Documents, and copies of any material notices and other material communications from the FCC, PUC or from any other Governmental Authority;

          (h) immediately upon any officer of any Borrower obtaining knowledge of any condition or event (i) which either constitutes an Event of Default or a Default, (ii) which renders any representation, covenant or warranty contained herein materially false or misleading, or (iii) which would result in any financial results for any fiscal year to materially deviate from the financial results projected for such fiscal year in the Milestone Plan or the financial projections described in clause (e) above, a certificate signed by an authorized officer of such Borrower specifying in reasonable detail the nature and period of existence thereof and what corrective action such Borrower has taken or proposes to take with respect thereto;

          (i) within forty-five (45) days after the end of each fiscal year of such Borrower, a certificate signed by an authorized officer of such Borrower
(x) setting forth all the Leased Real Property, Easements, licenses, rights of way and other similar interests in real property acquired by such Borrower in the preceding year and (y) confirming that no Default or Event of Default has occurred and is continuing;

          (j) evidence of insurance complying with Section 5.04;
                                                   ------------

          (k) following the written request of the Administrative Agent, not later than forty-five (45) days after the end of each fiscal month, reports on accounts receivable and accounts payable of such Borrower in such detail and format as may be reasonably requested by the Administrative Agent;

          (l) promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Borrower or the Guarantor files, if at all, with the Securities and Exchange Commission; and

          (m) promptly from time to time such other information regarding the operations (including, without limitation, construction budgeting and System completion), business affairs and condition (financial or otherwise) of such Borrower or the Guarantor as the Administrative Agent or the Collateral Agent may reasonably request.

          SECTION 5.07.  Litigation and Other Notices.  Such Borrower shall give
                         ----------------------------
the Administrative Agent prompt written notice upon obtaining knowledge of the following: (a) all events of default or defaults and all events of default or any event that would become an event of default upon notice or lapse of time or both under any of the terms or provisions of any note, or of any other evidence of indebtedness or agreement or contract governing the borrowing of money in excess of $25,000 in the aggregate, of such Borrower; (b) any levy, attachment, execution or other process against any of the property or assets, real or personal, of such Borrower in an amount in excess of $100,000; (c) the filing or commencement of any action, suit or proceeding by or before any court or any Governmental Authority which, if adversely determined against such Borrower, would result in a Material Adverse Effect; (d) any material notice, letter or other correspondence of any kind from the FCC or the PUC relating to the Governmental Approvals or any System; (e) any default under any other material license, agreement or contract to which such Borrower is or may become a party; and (f) any matter which has resulted in, or which such Borrower reasonably believes will result in, a Material Adverse Effect on such Borrower.

          SECTION 5.08.  Mortgages; Landlord Consents; Licenses and Other
                         ------------------------------------------------
Agreements.  As security for the Obligations, such Borrower shall with respect
----------
to each Completed System, and each System which is not a Completed System but which is requested to be financed with the proceeds of Loans (i) promptly execute and deliver to the Collateral Agent (1) Mortgages in favor of the Collateral Agent with respect to any real property purchased by such Borrower, together with lender's title policies for such real property satisfactory to the Collateral Agent, (2) leasehold mortgages or collateral assignments of leases with respect to any real property leased by such Borrower, satisfactory to the Collateral Agent, (3) Mortgages or collateral assignments with respect to such Borrower's Easements and rights of way, as specified by the Collateral Agent, satisfactory to the Collateral Agent, (4) in the case of any leased facilities, Easements or rights of way, landlord waivers or consents satisfactory to the Collateral Agent, and (ii) (1) update Schedule 1 to the Collateral Assignment of Licenses to cover all Governmental Approvals obtained by such Borrower after the Closing Date and agreements entered into by such Borrower after the Closing Date with third Persons, (2) obtain consents to collateral assignments from the licensors granting the Governmental Approvals referred to in clause (ii) (1) above and from those third Persons referred to in clause (ii) (1) above that are specified by the Collateral Agent, such consents to collateral assignment to be in form and substance satisfactory to the Collateral Agent.

          SECTION 5.09. ERISA. Such Borrower shall comply in all material
                        -----
respects with the applicable provisions of ERISA and furnish to the Administrative Agent, (i) as soon as possible, and in any event within thirty
(30) days after such Borrower or any officer of such Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred or any Termination Event has occurred, a statement of an officer of such Borrower setting forth details as to such Reportable Event or Termination Event and the corrective action that such Borrower proposes to take with respect thereto, together with a copy of the notice of any such Reportable Event given to the PBGC, and (ii) promptly after receipt thereof, a copy of any notice such Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan.

          SECTION 5.10. Access to Premises and Records. Such Borrower shall
                        ------------------------------
permit representatives of the Administrative Agent, the Collateral Agent and the Lenders to have access to such Borrower's books and records and to the Collateral and the premises of such Borrower at reasonable times upon reasonable notice and to make such excerpts from such records as such representatives deem necessary and to inspect the Collateral.

          SECTION 5.11. Design and Construction. Such Borrower shall design,
                        -----------------------
construct, equip and operate its Systems substantially as previously disclosed to Lenders in the Milestone Plan and in accordance with prudent industry standards.

          SECTION 5.12. Environmental Notices. If such Borrower shall (a)
                        ---------------------
receive notice that any violation of any federal, state or local environmental law or regulation may have been committed or is about to be committed by such Borrower, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Borrower alleging violations of any federal, state or local environmental law or regulation or requiring such Borrower to take any action in connection with any Release of any Contaminant into the environment, or (c) receive any notice from a Governmental Authority or private party alleging that such Borrower may be liable or responsible for costs associated with a response to or cleanup of a Release or any damages caused thereby, such Borrower shall provide the Administrative Agent with a copy of such notice within twenty (20) Business Days of such Borrower's receipt thereof.

          SECTION 5.13. Amendment of Organizational Documents. Such Borrower
                        -------------------------------------
shall notify the Administrative Agent and the Collateral Agent of any amendment to its Certificate or Articles of Incorporation or other organizational documents within ten (10) days of the occurrence of any such event, and provide the Administrative Agent and the Collateral Agent with copies of any amendments certified by the secretary of such Borrower and of all other relevant documentation. Such Borrower shall promptly deliver to the Collateral Agent such financing statements executed by such Borrower which the Collateral Agent may request as a result of any such event.

          SECTION 5.14. Pledge Agreements. In the event that any Person other
                        -----------------
the Guarantor becomes a shareholder of any Borrower, the applicable Borrower shall cause each such Person to execute and deliver to the Collateral Agent a Pledge Agreement substantially in the form of Exhibit L attached hereto and a limited nonrecourse guaranty (if such Person is not a Borrower), which guaranty shall contain substantially the same provisions as the guaranty attached as Exhibit G hereto except that the liability of such Person shall be nonrecourse to such Person and shall be limited to the value of the "Pledged Collateral" (as defined in the Pledge Agreement) and the payment of certain expenses. This provision shall not constitute a waiver of the Event of Default specified in ection 9.01(q).
---------------

          SECTION 5.15. Accounts Payable.  Such Borrower shall pay each of its
                        ----------------
accounts payable in accordance with its practices as of the Closing Date but in any event no later than sixty (60) days after the due date, provided, however,
                                                            --------  -------
that such Borrower shall not be required to pay any account payable as long as the validity thereof shall be contested in good faith by appropriate proceedings and such Borrower shall have set aside adequate reserves with respect thereto in accordance with GAAP.

          SECTION 5.16. Collateral Assignments.  Such Borrower shall furnish to
                        ----------------------
the Collateral Agent collateral assignments of, and if requested by the Collateral Agent, consents to such assignments from the applicable counter parties, for each material license, lease, contract or other agreement or instrument entered into by such Borrower after the date hereof. Campuslink has contacted the customers listed on Schedule 5.16 to obtain consents to collateral
                                  -------------
assignments to the Collateral Agent of the contracts or agreements to which Campuslink and such customers are parties. Campuslink shall exercise its reasonable best efforts to obtain such consents within ninety days after the Closing Date.

          SECTION 5.17. Fiscal Year.  Such Borrower shall maintain a fiscal
                        -----------
year ending on December 31.

          SECTION 5.18. Completed Systems.  Such Borrower, together with all
                        -----------------
other Borrowers, shall have (in the aggregate) five (5) Completed Systems on or prior to October 31, 1999, six (6) Completed Systems on or prior to February 28, 2000, seven (7) Completed Systems on or prior to March 31, 2000, and eight (8) Completed Systems on or prior to April 30, 2000.

          SECTION 5.19. Year 2000 Issues.  Within three months of any Borrower
                        ----------------
discovering a Year 2000 Problem, such Borrower shall implement Year 2000 Corrective Actions with respect to such Year 2000 Problem. Within two months of implementing a Year 2000 Corrective Action, each Borrower shall eliminate all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

          SECTION 5.20. Subsidiary Guarantees and Pledges. Such Borrower shall
                        ---------------------------------
(i) cause each Person which becomes a Subsidiary of such Borrower and does not become a Borrower under this Agreement to execute a guaranty of the Obligations substantially in the form of Exhibit G hereto, but exclusive of any financial covenants, and (ii) execute a Pledge Agreement, pursuant to which all of the Equity Interests in such Person will be pledged to the Collateral Agent.

          SECTION 5.21. Accounting. Such Borrower shall maintain a system of
                        ----------
accounting established and administered in accordance with GAAP.

          SECTION 5.22. Landlord Letters of Credit. In the event that any
                        --------------------------
consent to a collateral assignment of a real property lease from any landlord as required by Sections 4.01(c)(1)(xiv), 4.02(k) or 5.16 is not obtained by a
            ---------------------------------    ----
Borrower, then in lieu of meeting the requirements under such Sections, such Borrower may cause such landlord to accept a letter of credit ("Landlord L/C")
                                                                ------------
naming such landlord as beneficiary, as security for no less than six months of lease payments due at any time under such lease; provided that such letter of
                                                 --------
credit is in form and substance satisfactory to the Collateral Agent, the Borrower shall cause such letter of credit to be renewed or replaced so that it remains outstanding as long as any of the Obligations remain unpaid, and the landlord waiver from such landlord has addressed the application of any draws from such letter of credit in a manner satisfactory to the Collateral Agent.

          SECTION 5.23. Pledge of East Florida Common Stock.  Campuslink shall
                        -----------------------------------
immediately upon the earlier of (i) payment in full of the Debt referred to in
Section 6.13(viii) below, or (ii) the release of the Common Stock of Florida
------------------
from the pledge described in Section 6.01(ix) below, pledge all of the Common
                             ----------------
Stock and other Equity Interests in Florida to the Collateral Agent pursuant to a Pledge Agreement.

          SECTION 5.24. Interest Rate Agreement.   At all times on and after
                        -----------------------
December 1, 1999 and on or prior to the Commitment Termination Date, the Borrowers shall maintain one or more Interest Rate Agreements on terms and conditions and with counterparties reasonably satisfactory to the Administrative Agent with respect to at least $25,000,000 of the outstanding principal balance of the Loans. At all times after the Commitment Termination Date, in the event that less than fifty percent (50%) of the Debt of the Guarantor and the Borrowers on a consolidated basis bears interest at a fixed rate, the Borrowers shall maintain one or more Interest Rate Agreements on terms and conditions and with counterparties reasonably satisfactory to the Administrative Agent with respect to such amount of the outstanding principal balance of the Loans that would result in at least fifty percent (50%) of the Debt of the Guarantor and the Borrowers on a consolidated basis bearing interest at a fixed rate.

          SECTION 5.25. Marcap Debt. In the event that Campuslink is in default
                        -----------
under the Marcap Agreement, upon written request from the Administrative Agent delivered at least five (5) Business Days before any date specified in Section 13 of the Marcap Agreement that permits prepayment in full of the obligations of Campuslink to Marcap Corporation under the Marcap Agreement and provided that Loans are made available to Campuslink for such purpose, Campuslink shall on such date prepay in full all of its obligations to Marcap Corporation. As soon as possible after the obligations of Campuslink to Marcap Corporation have been discharged in full, whether as a result of prepayment or otherwise, Campuslink shall terminate all security interests granted in any of its assets to Marcap Corporation, collaterally assign the West Point Contract to the Collateral Agent, use its reasonable best efforts to obtain a consent to collateral assignment of the West Point Contract in a form satisfactory to the Collateral Agent from the Department of the Army, and cause the Collection Agent which receives the payments due under the West Point Contract to enter into a Restricted Account Agreement with the Collateral Agent with respect to such payments in a form satisfactory to the Collateral Agent. Campuslink shall notify the Administrative Agent and the Collateral Agent of any default by Campuslink under the Marcap Agreement immediately upon any officer of Campuslink obtaining knowledge thereof, and in the event that the Lenders are willing to make Loans to Campuslink in an amount necessary to cure any such default, Campuslink shall apply the proceeds of such Loans to cure such default.

          SECTION 5.26. Further Assurances.  Such Borrower agrees to do such
                        ------------------
further acts and things and to execute and deliver to the Administrative Agent or the Collateral Agent such additional assignments, agreements, powers and instruments, at such Borrower's expense, as the Administrative Agent or the Collateral Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Loan Documents or to better assure and confirm unto the Administrative Agent or the Collateral Agent its rights, powers and remedies hereunder and thereunder.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

          Each Borrower covenants and agrees with the Administrative Agent, the Collateral Agent and the Lenders that as long as this Agreement shall remain in effect, any Commitment hereunder shall be outstanding or any Obligations hereunder or under any of the Loan Documents shall be unpaid, unless the Requisite Lenders shall have otherwise given prior written consent:

          SECTION 6.01. Liens, etc. Such Borrower shall not create, incur,
                        -----------
assume or suffer to exist, directly or indirectly, any Lien upon or with respect to any of its properties or the Collateral, now owned or hereafter acquired, or upon any proceeds, products, issues, income or profits therefrom except for the following "Permitted Liens":
           ---------------

          (i)   Liens granted pursuant to the Loan Documents;

          (ii) Liens securing any Purchase Debt to the extent that the Liens cover only the subject assets purchased with such Purchase Debt;

          (iii) Liens for taxes, assessments or governmental charges or levies on such Borrower's property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being diligently contested in good faith and by appropriate proceedings and for which such Borrower shall have set aside reserves on its books as required by GAAP;

          (iv) Liens imposed by law, such as landlord's, carrier's, warehousemen's and mechanic's liens, which liens shall be waived in writing to the extent waivable, and with respect to obligations not yet due or being contested in good faith by appropriate proceedings and in either case for which such Borrower shall have set aside reserves on its books as required by GAAP;

           (v) Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security benefits other than any Lien imposed by ERISA;

          (vi) Liens incurred or deposits made in the ordinary course of business to secure surety bonds provided that such Liens shall extend only to cash collateral for such surety bonds;

          (vii) an assignment, if any, of leasehold interests of PaeTec, as lessee, under a lease (the "Manhattan Lease") between PaeTec and 111 8th
                                 ---------------
     Avenue LLC, in connection with the premises located at 111 8th Avenue, New York, New York, in favor of Star Telecommunications, Inc. so long as such assignment of the Manhattan Lease shall only be effective in the event that the Collateral Agent shall have notified PaeTec in writing of its decision not to enforce its rights under the Collateral Assignment of Leases executed by PaeTec, with respect to the Manhattan Lease;

          (viii) Liens on cash collateral securing reimbursement obligations arising out of (1) any Landlord L/C or (2) any other letter of credit issued for the benefit of a landlord of a Borrower as a security deposit for rent due to such landlord, the aggregate amount of such cash collateral not to exceed the aggregate face amount of all such letters of credit;

          (ix) Liens on the capital stock of Florida granted to J. Gordon Whitley and Cathleen J. Whitley solely to secure the Debt referred to in
     Section 6.13(viii) below ;
     ------------------

          (x) Liens of Marcap Corporation on the West Point Contract and the equipment subject to the West Point Contract prior to any date on which the Lenders require Campuslink to repay its obligations to Marcap Corporation in full in accordance with the provisions of Section 5.25.
                                          ------------

          (x)   Liens listed on Schedule 3.08 hereto.
                                -------------

          SECTION 6.02. Use of Proceeds.  Such Borrower shall not use the
                        ---------------
proceeds of any Loan for any purpose other than as provided in Section 2.02
                                                               ------------
hereof.

          SECTION 6.03. Sale of Assets, Consolidation, Merger, etc.  Such
                        -------------------------------------------
Borrower shall not consolidate with or merge into any other Person (except as permitted under Section 6.08, and only if the Borrower is the surviving entity),
                ------------
or without the prior written consent of the Requisite Lenders, sell, lease, transfer or otherwise dispose of any Collateral, except for (a) sales of inventory in the ordinary course of business (b) sales of Telecommunications Equipment from one Borrower to another so long as the Collateral Agent maintains a first priority perfected security interest in such Telecommunications Equipment, for the benefit of the Lenders, and (c) any sale, lease, transfer or other disposition of assets no longer used or useful in the conduct of the Business for the fair market value thereof not to exceed $50,000 in the aggregate.

          SECTION 6.04. Dividends and Distributions; Sale of Equity Interests.
                        -----------------------------------------------------
(a) Such Borrower shall not purchase, redeem or otherwise acquire any interest of such Borrower, declare or make or pay any dividends in any fiscal year of such Borrower on any class or classes of stock, return capital of such Borrower to its shareholders, make any other distribution on or in respect of any shares of any class of capital stock of such Borrower or make other payments to any shareholder of such Borrower (including in the form of non-salary compensation, loan, expense reimbursement or management fee); provided, however, that provided
                                                --------  -------
no Event of Default or Default has occurred and is continuing or would result therefrom, such Borrower may make payments of fees or compensation for services which are in the nature of management, corporate overhead or administrative services to the extent permitted by Section 6.05 hereof.
                                    ------------

          (b) Such Borrower shall not sell or issue any additional Equity Interests except to the Guarantor for the purpose of permitting the Guarantor to make cash capital contributions to the Borrowers in an amount equal to the consideration paid for such Equity Interests and except pursuant to the PaeTec Online, Inc. 1999 Incentive Compensation Plan.

          SECTION 6.05. Management Fees and Permitted Corporate Overhead.  Such
                        ------------------------------------------------
Borrower shall not pay or enter into any arrangement to pay any fee or compensation, or reimburse expenses of, an Affiliate or any other Person for services which are in the nature of management, corporate overhead or administrative services except to the extent provided for in the Milestone Plan or as described on Schedule 6.11 attached hereto.
                   -------------

          SECTION 6.06. Guarantees; Third Party Sales and Leases.  Such
                        ----------------------------------------
Borrower shall not directly or indirectly, (i) assume any obligation or indebtedness of another Person, (ii) make or assume any Guarantee, or (iii) finance any third party sales or leases, other than its obligations under
Section 2.15 or obligations of other Borrowers
------------

          SECTION 6.07. Investments.  Such Borrower shall not, directly or
                        -----------
indirectly, make any Investments except:

          (i)   Temporary Cash Investments;

          (ii) Investments in certificates of deposit, repurchase agreements, money market or other cash management accounts, bankers acceptances and short term Eurodollar time deposits with financial institutions having a long term deposit rating of at least A+ from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively;

          (iii) Investments in commercial paper rated P1 or A1 by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group respectively; and

          (iv) the Investment by Campuslink in 10.1% of the outstanding Equity Interests in Campuslink, Inc.

          SECTION 6.08. Subsidiaries; Permitted Acquisitions.  Such Borrower
                        ------------------------------------
shall not create or acquire any Subsidiary or acquire all or any significant portion of the assets or Equity Interests of another Person; provided, however,
                                                             --------  -------
that each Borrower may acquire the Equity Interests of or all or any significant portion of the assets of another Person if such acquisition meets the following requirements (each such acquisition constituting a "Permitted Acquisition"):
                                                    ---------------------

          (1) no Default or Event of Default shall have occurred and be continuing or would result from such transaction or transactions or the incurrence of any Debt by any Borrower or the Guarantor in connection therewith;

          (2) if such acquisition is being effectuated by means of the acquisition of Equity Interests any Person (or the formation of a new Subsidiary in order to acquire assets of another Person), such acquired Person shall become a Borrower hereunder pursuant to an Accession Agreement and shall deliver such documentation as is reasonably required by the Administrative Agent to evidence the enforceability of such Accession Agreement;

          (3) the Collateral Agent shall, immediately upon the consummation of such acquisition, obtain a first priority Lien, for the benefit of the Lenders and as collateral for the payment of the Obligations, in the assets being purchased or acquired by virtue of an acquisition of Equity Interests and the Borrowers shall have complied in all respects with the provisions of Section 8.02 with respect to such assets;
        ------------

          (4) the business being acquired shall be substantially similar, related or incidental to the Businesses;

          (5) after giving effect to such acquisition, the representations and warranties set forth in Article III hereof shall be true and correct in all
                             -----------
     material respects on and as of the date of such acquisition with the same effect as though made on and as of such date and including with respect to any new Borrower pursuant to paragraph (2) above;

          (6) prior to each such acquisition, the Borrowers shall cause to be delivered to the Administrative Agent and the Lenders a certificate from the Guarantor's Chief Financial Officer demonstrating to the satisfaction of the Administrative Agent and the Requisite Lenders that after giving effect to such transaction or transactions and the incurrence of any Debt permitted by Section 6.13 in connection therewith on a pro forma basis as
                  ------------
     if such acquisition and such incurrence of Debt had occurred on the first day of the twelve-month period ending on the last day of the Guarantor's and the Borrowers' most recently completed fiscal quarter, the Borrowers would have been in compliance with all of the covenants contained in this Agreement at all times during such twelve-month period;

          (7) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis; and

          (8) the cash portion of the purchase price (including assumed Debt) in connection with any and all such transactions shall not exceed:

               (A) for any single transaction or series of related transactions, $2,500,000; and

               (B)  for all such transactions, $10,000,000.

          SECTION 6.09.  Permitted Activities.  Such Borrower shall not engage
                         --------------------
in any business or activity other than the operation of its Business in accordance with the Milestone Plan without the prior written consent of the Requisite Lenders.

          SECTION 6.10.  Disposition of Licenses, etc.  Such Borrower shall not
                         -----------------------------
sell, assign, transfer or otherwise dispose or attempt to dispose of in any way any Governmental Approval or any other licenses, permits or approvals necessary or appropriate for the operation of any System or of the Business in accordance with the Milestone Plan.

          SECTION 6.11.  Transactions with Affiliates.  Except as set forth on
                         ----------------------------
Schedule 6.11, such Borrower shall not directly or indirectly, enter into any
-------------
transaction, including, without limitation, leases or other agreements for the purchase or use of any goods or services, with any Affiliate, except in the ordinary course of and pursuant to reasonable requirements of such Borrower's business upon fair and reasonable terms no less favorable to such Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

          SECTION 6.12.  ERISA.  Such Borrower shall not:
                         -----

          (A) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor;

          (B) permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC), whether or not waived;

          (C) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (D) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any material liability of such Borrower under Title IV of ERISA;

          (E) fail to make any contribution or payment to any Multiemployer Plan which such Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

          (F) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that such Borrower is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

          (G) fail, or permit any ERISA Affiliate to fail, to pay any required installment under Section 412 of the IRC on or before the due date for such installment or other payment.

          SECTION 6.13.  Indebtedness.  Such Borrower shall not create or suffer
                         ------------
to exist any Debt or any other obligations for the deferred purchase price of property or services except:

          (i)    the Obligations;

          (ii)   the obligations arising under any Loan Document;

          (iii) obligations under real property leases contemplated in the Milestone Plan;

          (iv) obligations under Capitalized Leases, financing leases or loan agreements or similar debt documents with respect to the financing and contemplated purchase of office equipment, vehicles and non-essential telecommunications equipment, not to exceed an aggregate amount for the Borrowers at any time of $1,000,000 plus the outstanding balance owing by Select under that certain Master Lease Agreement dated as of June 17, 1997 between The CIT Group/Equipment Financing, Inc. and Select ("Purchase
                                                                  --------
     Debt");
     ----

          (v) performance bonds executed solely in connection with the construction of Systems in the ordinary course of business;

          (vi) reimbursement obligations arising out of (1) any Landlord L/C or (2) any other letter of credit issued for the benefit of a landlord of a Borrower as a security deposit for rent due to such landlord;

          (vii) Debt issued pursuant to the Unsecured Loan Documents in an aggregate outstanding principal amount not exceeding $10,000,000; provided,
                                                                  --------
however, that, in no event shall the Borrower, or any other Person on behalf of
-------
the Borrowers, (x) pay, repay or prepay any such Debt, or any interest, fees or other amounts with respect thereto, in violation of Article VIII of the Unsecured Loan Agreement, or (y) voluntarily pay, repay or prepay any such Debt or other amounts prior to the date on which such amounts are required or permitted to be paid, repaid or prepaid pursuant to the terms and conditions of the Unsecured Loan Documents;

          (viii) Debt of PaeTec under that certain Promissory Note dated August 31, 1999 payable to J. Gordon Whitley and Cathleen J. Whitley, of a principal amount of $1,028,157.78, together with interest accrued on the unpaid principal balance outstanding from time to time;

          (ix) Debt under Interest Rate Agreements approved by the Administrative Agent;

          (x) Debt of Campuslink payable to the Guarantor in the aggregate principal amount of $4,000,000; and

          (xi) prior to any date on which the Lenders require Campuslink to pay its obligations to Marcap Corporation in full in accordance with the provisions of Section 5.25, the Debt of Campuslink to Marcap Corporation under
              ------------
that certain Master Lease Agreement dated as of July 29, 1998 between Campuslink and Marcap Corporation.

          SECTION 6.14.  Sale and Leaseback Transactions.  Such Borrower shall
                         -------------------------------
not, directly or indirectly, enter into any arrangement with any Person other than another Borrower providing for such Borrower to lease or rent property that any Borrower or the Guarantor has sold or will sell or otherwise transfer to such Person.

          SECTION 6.15.  Margin Regulation.  Such Borrower shall not use or
                         -----------------
permit any other Person to use any portion of the proceeds of any credit extended under this Agreement in any manner which might cause the extension of credit made by any Lender or the application of such proceeds to violate the Securities Act of 1933 or Securities Exchange Act of 1934 (each as amended from time to time, and any successor statute) or to violate Regulation G, Regulation U, or Regulation X, or any other regulation of the Federal Reserve Board, in each case as in effect on the date or dates of such extension of credit and such use of proceeds.

          SECTION 6.16.  Unsecured Loan Documents.  Such Borrower shall not
                         ------------------------
modify any provision of Articles II, VI, VII, VIII or IX of the Unsecured Loan Agreement.



                                  ARTICLE VII

                              FINANCIAL COVENANTS

          Each Borrower covenants and agrees with the Administrative Agent and the Lenders that as long as this Agreement shall remain in effect, any Commitment hereunder shall be outstanding or the Obligations hereunder or under any of the Loan Documents shall be unpaid, unless the Requisite Lenders shall have otherwise given prior written consent:

          SECTION 7.01. Financial Covenants Prior to Commitment Termination
                        ---------------------------------------------------
Date.  At all times prior to the Commitment Termination Date:
----
          (a)  Senior  Debt to Capitalization.  The Borrowers shall not at any
               ------------------------------
time permit the ratio of Senior Debt to Capitalization to exceed 0.55 to 1.00.

          (b)  Consolidated Debt to Capitalization.   The Borrowers shall not at
               -----------------------------------
any time permit the ratio of Consolidated Debt to Capitalization to exceed 0.70 to 1.00

          (c)  Minimum Revenues.  As of the last day of each fiscal quarter set
               ----------------
forth below, the Borrowers shall on a combined basis have revenues at least equal to the amount set forth opposite each such date:

          Fiscal Quarter                Minimum Revenues
          --------------                ----------------
     December 31, 1999                  $15,000,750
     March 31, 2000                     $20,750,000
     June 30, 2000                      $25,900,000
     September 30, 2000                 $33,700,000
     December 31, 2000                  $47,300,000

          (d)  EBITDA. As of the last day of each fiscal quarter set forth below
               ------
until the fiscal quarter ending June 30, 2000, the Borrowers shall not permit the EBITDA losses for all the Borrowers on a combined basis to exceed the amount set forth opposite each such date. As of the last day of each fiscal quarter set forth below and ending thereafter, the EBITDA for all the Borrowers on a combined basis shall at least equal the amount set forth opposite each such date:


          Fiscal Quarter                          EBITDA
          --------------                          ------
     December 31, 1999                            ($3,900,000)
     March 31, 2000                               ($2,300,000)
     June 30, 2000                                ($1,400,000)
     September 30, 2000                            $  500,000
     December 31, 2000                             $6,000,000

          (e)  Minimum Cash on Hand.  At all times, the amount of the Borrowers'
               --------------------
consolidated cash, as determined in accordance with GAAP, shall be greater than or equal to $200,000.

          SECTION 7.02. Financial Covenants After the Commitment Termination Date. On and after March 31, 2001:

          (a)  Senior Debt to Capitalization.  The Borrowers shall not at any
               -----------------------------
time permit the ratio of Senior Debt to Capitalization to exceed ) 0.55 to 1.00.

          (b)  Consolidated Debt to Capitalization.   The Borrowers shall not at
               -----------------------------------
any time permit the ratio of Consolidated Debt to Capitalization to exceed 0.70 to 1.00

          (c)  Maximum Operating Leverage Ratio. At the end of each fiscal
               --------------------------------
quarter set forth below, the Operating Leverage Ratio as measured at such time shall not exceed the ratio set forth below opposite such quarter:


               Fiscal Quarter                     Ratio
               --------------                     ------
               March 31, 2001                     4.00 to 1.00
               June 30, 2001                      3.50 to 1.00
               September 30, 2001                 3.00 to 1.00
               December 31, 2001                  2.50 to 1.00
               March 31, 2002                     2.50 to 1.00
               June 30, 2002                      2.00 to 1.00
               and each quarter thereafter


          (d)  Minimum Debt Service Coverage Ratio. At the end of each fiscal
               -----------------------------------
quarter set forth below, the ratio of (i) the sum of the combined EBITDA of the Borrowers for the two fiscal quarters then ending, multiplied by two, minus the
                                                                      -----
combined capital expenditures of the Borrowers for the same two fiscal quarters, multiplied by two, to (ii) Debt Service, as measured at such time, shall equal at least the ratio set forth below opposite such quarter:


               Fiscal Quarter                     Ratio
               --------------                     -----

               March 31, 2001                     2.00 to 1.00
               June 30, 2001                      1.75 to 1.00
               September 30, 2001                 1.75 to 1.00
               December 31, 2001                  2.00 to 1.00
               and each quarter thereafter

          (e)  Minimum Fixed Charge Coverage Ratio.  As of the last day of any
               -----------------------------------
fiscal quarter ending on and after March 31, 2001, the Borrowers shall not permit the ratio of (1) EBITDA for the Borrowers and the Guarantor on a combined basis for the two fiscal quarters then ended, multiplied by two, to (2) Fixed Charges for the Borrowers and the Guarantor on a combined basis for the same two quarters, multiplied by two, to be less than 1.00 to 1.00, for the fiscal quarters ending on March 31, 2001 and June 30, 2001 and 1.10 to 1.00 for any fiscal quarter thereafter.

          (f)  Maximum Consolidated Leverage Ratio.  As of the last day of any
               -----------------------------------
fiscal quarter set forth below, the Borrowers shall not permit the ratio of (1) Consolidated Debt as of such day to (2) EBITDA for the Guarantor and the Borrowers on a consolidated basis for the two fiscal quarters then ended, multiplied by two, to be greater than the ratio set forth below opposite such quarter:

               Fiscal Quarter                   Ratio
               --------------                   -----
               March 31, 2001                 5.50 to 1.00
               June 30, 2001                  5.50 to 1.00
               September 30, 2001             4.75 to 1.00
               December 31, 2001              4.00 to 1.00
               and each quarter thereafter


                                 ARTICLE VIII


                              COLLATERAL SECURITY

          SECTION 8.01.  Collateral Security.  (a) To secure payment and
                         -------------------
performance of all of the Obligations, each of the Borrowers hereby reaffirms its grant to the Collateral Agent of, and hereby regrants to the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent and the Lenders, to the extent permitted by law, a right of setoff against and a continuing security interest in and to all of such Borrower's tangible and intangible personal property, fixtures and real property leasehold and easement interests, whether now owned or existing, or hereafter acquired or arising, wheresoever located, including, without limitation, all of the following property, or interests in property: (a) all machinery, equipment, Telecommunications Equipment and fixtures, including without limitation, fiber optic and other cables, transmission and switching equipment, transmission facilities, connection equipment, conduit, carrier pipes, junctions, regenerators, power sources, alarm systems, electronics, structures and shelters and cable laying equipment; (b) all Accounts, accounts receivable, other receivables, contract rights, leases, chattel paper, investment property, and general intangibles of such Borrower (including, without limitation, goodwill, going concern value, patents, trademarks, trade names, service marks, blueprints, designs, product lines and research and development), including, without limitation, all of such Borrower's rights under all present and future Governmental Approvals, permits, licenses and franchises heretofore or hereafter granted to such Borrower for the operation and ownership of its Systems (excluding licenses and permits issued by the FCC, any PUC or any other Governmental Authority to the extent, and only to the extent, it is unlawful to grant a security interest in such licenses and permits, but including, to the maximum extent permitted by law, all rights incident or appurtenant to such licenses and permits, including, without limitation, the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such licenses and permits), whether now owned or hereafter acquired by such Borrower, or in which such Borrower may now have or hereafter acquire an interest; (c) all instruments, letters of credit, documents of title, policies and certificates of insurance, securities, bank deposits, deposit accounts (including such Borrower's Collection Accounts), checking accounts and cash now or hereafter owned by such Borrower, or in which such Borrower may now have or hereafter acquire an interest; (d) all inventory, including all merchandise, raw materials, work in process, finished goods and supplies, now or hereafter owned by such Borrower or in which such Borrower may now have or hereafter acquire an interest; (e) all of such Borrower's leasehold interest in any real property, all of such Borrower's licenses, easements and rights of way with respect to real property; (f) all accessions, additions or improvements to, substitutions for and all proceeds and products of, all of the foregoing, including proceeds of insurance; and (g) all books, records, documents, computer tapes and discs relating to all of the foregoing.

          SECTION 8.02.  Preservation of Collateral and Perfection of Security
                         -----------------------------------------------------
Interests Therein.  Such Borrower shall execute and deliver to the Collateral
-----------------
Agent for the benefit of the Collateral Agent, the Administrative Agent and the Lenders, prior to the Funding Date, and at any time or times thereafter at the request of the Collateral Agent, all financing statements or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Collateral Agent), as the Collateral Agent may request, in a form satisfactory to the Collateral Agent, to perfect and keep perfected the security interest in the Collateral granted by such Borrower to the Collateral Agent or to otherwise protect and preserve the Collateral and the Collateral Agent's security interest therein or to enforce the Collateral Agent's security interest in the Collateral. Should such Borrower fail to do so, the Collateral Agent is authorized to sign any such financing statements as such Borrower's agent. Such Borrower further agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          SECTION 8.03.  Appointment of the Collateral Agent as the Borrowers'
                         -----------------------------------------------------
Attorney-in-Fact.  Such Borrower hereby irrevocably designates, makes,
----------------
constitutes and appoints the Collateral Agent (and all persons designated by the Collateral Agent) as such Borrower's true and lawful attorney-in-fact, and authorizes the Collateral Agent, in such Borrower's or the Collateral Agent's name, to, following the occurrence and during the continuance of an Event of
Default: (i) demand payment of such Borrower's Accounts; (ii) enforce payment of such Borrower's Accounts by legal proceedings or otherwise; (iii) exercise all of such Borrower's rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Collateral Agent deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor of such Borrower; (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by the Collateral Agent, and open and deal with all mail addressed to such Borrower;
(ix) do all acts and things which are necessary, in the Collateral Agent's sole discretion, to fulfill such Borrower's obligations under this Agreement; (x) take control in any manner of any item of payment or proceeds thereof; (xi) have access to any lockbox or postal box into which such Borrower's mail is deposited; (xii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the

Collateral Agent's account on account of the Obligations; (xiii) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; and (xiv) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors.

          SECTION 8.04.  Collection of Accounts and Restricted Account
                         ---------------------------------------------
Arrangements.  Such Borrower hereby represents and warrants that each depository
------------
account ("Collection Account") now maintained by such Borrower at any bank
          ------------------
("Collection Agent") for the collection of checks and cash constituting proceeds
  ----------------
of Accounts and sales of other personal property which are part of the Collateral is identified on Schedule 8.04 attached hereto and made a part
                            -------------
hereof. With respect to each Collection Account, such Borrower shall, no later than the Funding Date, deliver (to the extent not previously delivered pursuant to the Existing Agreement) to the Collateral Agent, a "Restricted Account
                                                       ------------------
Agreement" substantially in the form of Exhibit N attached hereto and made a
---------                               ---------
part hereof, duly executed and delivered by such Borrower and the applicable Collection Agent, authorizing and directing such Collection Agent, upon receipt of written notice from the Collateral Agent that an Event of Default has occurred and is continuing, to deposit all checks and cash received into a restricted account (a "Restricted Account") and remit all amounts deposited in
                       ------------------
such Restricted Account to the Collateral Agent's account specified in such Restricted Account Agreement until such time as the Collection Agent receives written notice from the Collateral Agent rescinding such instruction. Such Borrower shall, following the occurrence and during the continuance of an Event of Default and any subsequent request by the Collateral Agent therefor, take such further action as the Collateral Agent may reasonably deem desirable to effect the transfer of exclusive ownership and control of the Restricted Accounts and all Collection Accounts to the Collateral Agent. Until all of the Obligations have been indefeasibly paid in full, such Borrower agrees not to enter into any agreement or execute and deliver any direction which would modify, impair or adversely affect the rights and benefits of the Collateral Agent under any Restricted Account Agreement. Such Borrower shall not open, establish or maintain any Collection Account (other than those identified on
Schedule 8.04 hereto) without first having delivered to the Collateral Agent a
-------------
duly executed and delivered Restricted Account Agreement with respect to such Collection Account. Such Borrower shall notify the Collateral Agent in writing not less than five (5) days prior to the date it shall open or establish any Collection Account other than an account described on Schedule 8.04 hereto.
                                                      -------------

          SECTION 8.05.  Cure Rights.  Such Borrower expressly authorizes the
                         -----------
Collateral Agent, and the Collateral Agent may, but shall not be required to, at any time and from time to time, to take any and all action that it reasonably determines to be necessary or desirable to cure any default or violation (including a payment default) of such Borrower in connection with any real estate lease, license agreement, Governmental Approval or any other material lease, agreement or contract entered into with respect to the Systems. Any and all amounts expended by the Collateral Agent in connection with such actions shall constitute Obligations secured by the Collateral.

                                  ARTICLE IX


                          EVENTS OF DEFAULT; REMEDIES

          SECTION 9.01.  Events of Default.  The following events shall each
                         -----------------
constitute an "Event of Default":
               ----------------

          (a) Any Borrower shall fail to pay the principal of or interest on its Notes or any other amounts payable hereunder or under any of the other Loan Documents when due, whether as scheduled, at a date fixed for prepayment, by acceleration or otherwise, and such failure remains uncured for five (5) Business Days; or

          (b) Any Borrower or the Guarantor shall fail to observe or perform any other covenant, condition or agreement to be observed or performed by any Borrower or the Guarantor in any of the Loan Documents, in any material agreement of any Borrower and any Borrower or the Guarantor fails to cure such breach within fifteen (15) Business Days after written notice thereof unless the breach relates to a covenant contained in Sections 5.04, or Article VI (other
                                          -------------     ------- --
than Section 6.05 or Section 6.07) or VII, in which case no notice or grace
     ------- ----    ------- ----     ---
period shall apply, or unless the breach relates to Section 5.06, in which case
                                                    ------- ----
an Event of Default shall occur on the thirtieth day following the breach without any notice requirement, unless the breach shall have been cured before such date; or

          (c) Any representation or warranty made by any Borrower or the Guarantor in connection with this Agreement or any other Loan Document, or the Loans or any statement or representation made in any report, certificate, financial statement or other instrument furnished by or on behalf of such Borrower or the Guarantor pursuant to this Agreement or any other Loan Document, shall prove to have been false or misleading in any material respect when made or delivered or when deemed made in accordance with the terms hereof or thereof; or

          (d) Any Borrower or the Guarantor shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any other obligation for borrowed money in excess of $250,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default or event under any agreement or instrument relating to any indebtedness for borrowed money in excess of $250,000 or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness in excess of $250,000, or any such indebtedness in excess of $250,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

          (e) Any Borrower or the Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Borrower or the Guarantor or for a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) become unable, or admit in writing its inability, to pay its debts as they become due, (iv) voluntarily or involuntarily dissolve, liquidate or wind up its affairs, or (v) take action for the purpose of effecting any of the foregoing; or

          (f) a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law is filed by or against any Borrower or the Guarantor, or any Borrower or the Guarantor takes any action to authorize any of the foregoing matters, and in the case of any such proceeding instituted against any Borrower or the Guarantor (but not instituted by any Borrower or the Guarantor), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for any Borrower or the Guarantor or any substantial part of its property) shall be granted or shall occur; or

          (g) a Termination Event occurs which the Requisite Lenders in good faith believe would subject any Borrower to a material liability; or

          (h) the plan administrator of any Plan applies under Section 412(d) of the IRC for a waiver of the minimum funding standards of Section 412(a) of the IRC and the Requisite Lenders in good faith believe that the approval of such waiver could subject any Borrower or any ERISA Affiliate to material liability; or

          (i) any of the Governmental Approvals or any other license, Governmental Approval or other governmental consent or approval necessary for the continuing operation of any Borrower any System or any other material Governmental Approval or approval of or material filing with the FCC, any PUC or any other Governmental Authority with respect to the conduct by any Borrower of its business and operations, including its Business, shall not be obtained or shall cease to be in full force and effect, which in respect of any of the Governmental Approvals shall, in the case of an order of the FCC, any PUC or other Governmental Authority having jurisdiction with respect thereto, revoking, or deciding not to renew, any such Governmental Approval, occur upon the issuance of such order, and, in the case of any other order revoking or terminating any of the Governmental Approvals or deciding not to renew such Governmental Approvals prior to the termination thereof, occur when such order becomes final; or

          (j) the FCC, any PUC or any other Governmental Authority, by final order, determines that the existence or performance of this Agreement or any other Loan Document will result in a revocation, suspension or material adverse modification of any of the Governmental Approvals for any System; or

          (k) for any reason any Loan Document shall not be in full force and effect or shall not be enforceable in accordance with its terms, or any security interest or lien granted pursuant thereto shall fail to be perfected or to have its intended priority, or any party thereto other than the Administrative Agent or any Lender shall contest the validity of any Lien granted under, or shall disaffirm its obligations under any Loan Document; or

          (l) any Borrower shall have wrongfully failed to accept Telecommunications Equipment in accordance with any Lucent Purchase Agreement within the period specified in such Lucent Purchase Agreement or shall otherwise default under any Lucent Purchase Agreement, which default shall not have been cured or waived within the applicable grace period thereunder; or

          (m) for any reason, any Borrower ceases to operate its Business or ceases to own any of its Governmental Approvals necessary for the continuing conduct of its Business; or

          (n) a judgment or judgments for the payment of money in excess of $250,000 individually or $500,000 in the aggregate at any one time shall have been rendered against any Borrower and the same shall have remained unsatisfied and in effect for any period of sixty (60) days during which no stay of execution shall have been obtained; or

          (o) any Borrower is enjoined, restrained or in any way prevented by the order of any court or administrative or regulatory agency from conducting its business in any material respect with respect to any one or more of its Systems; or

          (p) any Borrower becomes subject to any liabilities, costs, expenses, damages, fines or penalties which could reasonably be expected to have a Material Adverse Effect arising out of or related to (i) any Remedial Action in response to a Release or threatened Release at any location of any Contaminant into the indoor or outdoor environment or (ii) any material violation of any environmental, health or safety requirement of law; or

          (q) the Guarantor shall fail to pay any amounts due on the Guaranty, or shall fail to observe or perform any covenant, condition or agreement to be observed or performed by the Guarantor in the Guaranty; or

          (r) the Guarantor shall have failed to contribute an aggregate amount of at least $60,000,000 in equity capital into the Borrowers prior to the Funding Date;

          (s)  a Change of Control shall occur; or

          (t) a "Default" or "Event of Default" (as defined in the Unsecured Loan Agreement) shall exist or occur.

          SECTION 9.02.  Termination of Commitment; Acceleration.  Upon the
                         ---------------------------------------
occurrence and at any time during the continuance of any Event of Default, the Administrative Agent may upon direction from the Requisite Lenders:

          (a) by notice to the Borrowers, terminate Lenders' Commitment to make Loans hereunder; or

          (b) by notice to the Borrowers, declare the Obligations to be immediately due and payable, whereupon all the Obligations shall be immediately due and payable without further notice of any kind, provided, however, that if
                                                    --------  -------
an Event of Default described in Section 9.01(f) shall exist or occur, all of
                                 ---------------
the Obligations shall automatically, without declaration or notice of any kind, be immediately due and payable and the Commitment shall be automatically terminated.

          SECTION 9.03.  Waivers.  Demand, presentment, protest and notices of
                         -------
nonpayment, protest, dishonor and acceptance are hereby waived by each Borrower. Each Borrower also waives the benefit of all valuation, appraisal and exemption laws and the posting of any bond required of the Administrative Agent, the Collateral Agent or any Lender in connection with any judicial process to realize on the Collateral, to enforce any judgment or other court order entered in favor of the Administrative Agent, the Collateral Agent or any Lender or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement or any other Loan Documents. Each Borrower waives the right, if any, to the benefit of, or to direct the application of, any Collateral. Each Borrower hereby acknowledges that none of the Administrative Agent, the Collateral Agent or any Lender has any obligation to resort to any Collateral or make claim against any other Person before seeking payment or performance from any Borrower.

          SECTION 9.04.  Rights and Remedies Generally. If an Event of Default
                         -----------------------------
occurs and is continuing, the Administrative Agent and the Collateral Agent shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Loan Documents, all of the rights and remedies of a secured party under the Code or other applicable laws, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by the Administrative Agent or the Collateral Agent after the occurrence of an Event of Default may be for cash, credit or any combination thereof, and the Administrative Agent or the Collateral Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Obligations then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Administrative Agent or the Collateral Agent may, in its sole discretion, cause the Collateral to remain on the premises of any Borrower, at the expense of the Borrowers, pending sale or other disposition of the Collateral. The Administrative Agent or the Collateral Agent shall have the right to conduct such sales on the premises of any Borrower, at the expense of the Borrowers, or elsewhere, on such occasion or occasions as it may see fit.

          SECTION 9.05.  Entry Upon Premises and Access to Information.  If an
                         ---------------------------------------------
Event of Default occurs and is continuing, the Administrative Agent and the Collateral Agent shall have the right to enter upon the premises of any Borrower where any Collateral is located (or is believed to be located) without any obligation to pay rent to such Borrower, or any other place or places where the Collateral is believed to be located and kept, and render the Collateral unusable or remove the Collateral therefrom to the premises of the Administrative Agent or the Collateral Agent or any agent thereof, for such time as the Administrative Agent or the Collateral Agent may desire, in order effectively to collect or liquidate the Collateral, and/or the Administrative Agent or the Collateral Agent may require any Borrower to assemble the Collateral and make it available to the Administrative Agent or the Collateral Agent at a place or places to be designated by the Administrative Agent or the Collateral Agent. If an Event of Default occurs and is continuing, the Administrative Agent or the Collateral Agent shall have the right to obtain access to any Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Administrative Agent or the Collateral Agent deems appropriate.

          SECTION 9.06.  Sale or Other Disposition of Collateral by the
                         ----------------------------------------------
Administrative Agent or the Collateral Agent.  Any notice required to be
--------------------------------------------
given by the Administrative Agent or the Collateral Agent of a sale, lease or other disposition or other intended action by the Administrative Agent or the Collateral Agent with respect to any of the Collateral which is deposited in the United States mails, registered or certified, postage prepaid and duly addressed to the Borrowers at the address specified in Section 11.01 below, at least ten
                                             -------------
days prior to such proposed action shall constitute fair and reasonable notice to the Borrowers of any such action.

The net proceeds realized by the Administrative Agent or the Collateral Agent upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by the Administrative Agent or the Collateral Agent in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations. The Administrative Agent or the Collateral Agent, as applicable, shall account for and pay to the Borrowers any surplus realized upon such sale or other disposition, and the Borrowers shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect the Administrative Agent's or the Collateral Agent's security interest in the Collateral. The Borrowers agree that the Collateral Agent has no obligation to preserve rights to the Collateral against any other parties. The Administrative Agent and the Collateral Agent are hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Administrative Agent's and the Collateral Agent's benefit until the Obligations are paid in full.

          SECTION 9.07.  Governmental Approvals.  In connection with the
                         ----------------------
enforcement by the Administrative Agent or the Collateral Agent of any remedies available to it as a result of any Event of Default, each Borrower agrees that it shall join and cooperate fully with, at the request of the Administrative Agent or the Collateral Agent, any receiver referred to below and/or the successful bidder or bidders at any foreclosure sale in a filing of an application (and furnishing any additional information that may be required in connection with such application or which the Administrative Agent or the Collateral Agent may believe relevant to such application) with the FCC, any PUC and all other applicable Governmental Authorities, requesting their prior approval of (i) the operation or abandonment of all or the portion of any System and/or (ii) the transfer of control of such Borrower or assignment of all licenses, certificates, Governmental Approvals, approvals and permits, issued to such Borrower by the FCC, any PUC or any such Governmental Authorities with respect to any System and the operation thereof, to the Administrative Agent or the Collateral Agent, the receiver or to the successful bidder or bidders. In connection with the foregoing, each Borrower shall take such further actions, and execute all such instruments, as the Administrative Agent or the Collateral Agent reasonably deems necessary or desirable. Each Borrower agrees that the Administrative Agent or the Collateral Agent may enforce any obligation of such Borrower as set forth in this section by an action for specific performance. In addition, each Borrower hereby irrevocably constitutes and appoints the Administrative Agent and the Collateral Agent and any agent or officer thereof (which appointment is coupled with an interest) as its true and lawful attorney-in-fact with full irrevocable power and authority and in the place and stead of such Borrower and in the name of such Borrower or in its own name, from time to time in its discretion after the occurrence and during the continuance of an Event of Default and in connection with the foregoing, for the purpose of executing on behalf and in the name of such Borrower any and all of the above-referenced instruments and to take any and all appropriate action in furtherance of the foregoing. The exercise of any rights or remedies hereunder or under any other Loan Document by any Lender, the Administrative Agent or the Collateral Agent that may require FCC, any PUC or any other Governmental Authority approval shall be subject to obtaining such approval. Pending the receipt of any FCC, any

PUC or any other Governmental Authority approval, no Borrower shall do anything to delay, hinder, interfere or obstruct the exercise of the Administrative Agent's or the Collateral Agent's rights or remedies hereunder in obtaining such approvals.

          SECTION 9.08.  Appointment of Receiver or Trustee.  In connection with
                         ----------------------------------
the exercise of its remedies under this Agreement, the Administrative Agent or the Collateral Agent may, upon the occurrence of an Event of Default, obtain the appointment of a receiver or trustee to assume, upon receipt of all necessary judicial, FCC, any PUC or other Governmental Authority consents or approvals, control of or ownership of any of the Governmental Approvals. Such receiver or trustee shall have all rights and powers provided to it by law or by court order or provided to the Administrative Agent or the Collateral Agent under this Agreement. Upon the appointment of such trustee or receiver, the Borrowers agree to cooperate, to the extent necessary or appropriate, in the expeditious preparation, execution and filing of an application to the FCC, any PUC or any other Governmental Authority or for consent to the transfer of control or assignment of any Borrower's Governmental Approvals to the receiver or trustee.

          SECTION 9.09.  Right of Setoff.  In addition to any rights now or
                         ---------------
hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower (regardless of whether such balances are then due to such Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participation in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. Each Borrower hereby agrees that the foregoing provisions are intended to be construed so as to satisfy the requirements of Section 553 of the Federal Bankruptcy Code or amendments thereto (including any requirement of mutuality of obligations therein).

                                   ARTICLE X

               THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

          SECTION 10.01. Appointment of Administrative Agent.  (a) CIBC is
                         -----------------------------------
hereby appointed to act as contractual representative on behalf of all Lenders under this Agreement and the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. The provisions of this Section 10.01 are solely for
                  ---------                         -------------
the benefit of the Administrative Agent and the Lenders and no Borrower or any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Person. The Administrative Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. Notwithstanding the use of the defined term "Administrative Agent", it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the UCC and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives. Neither the Administrative Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

          (b) If the Administrative Agent shall request instructions from all Lenders, Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from all Lenders, Requisite Lenders or all affected Lenders, as the case may be, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of the Administrative Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of the Administrative Agent, expose the Administrative Agent to liabilities beyond the limits of this Agreement or (c) if the Administrative Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative

Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of all Lenders, Requisite Lenders or all affected Lenders, as applicable.

          SECTION 10.02. Administrative Agent's Reliance, Etc.  Neither the
                         -------------------------------------
Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower or to inspect the Collateral (including the books and records); (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 10.03. CIBC and Affiliates.  With respect to its Commitments
                         -------------------
hereunder, CIBC shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CIBC in its individual capacity. CIBC and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Borrower, any of its Affiliates and any Person who may do business with or own securities of any Borrower or any such Affiliate, all as if CIBC were not the Administrative Agent and without any duty to account therefor to Lenders. CIBC and its Affiliates may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders. CIBC may also purchase or hold Equity Interests or warrants in the Guarantor or any Borrower and make subordinated loans to any Borrower. Each Lender acknowledges the potential conflict of interest between CIBC as a Lender holding disproportionate interests in the Loans, CIBC as a subordinated lender to any Borrower, CIBC as a shareholder of the Guarantor, and CIBC, as Administrative Agent.

          SECTION 10.04. Lender Credit Decision.  Each Lender acknowledges that
                         ----------------------
it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial information given it by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the

Borrowers and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

          SECTION 10.05.  Indemnification.  Each of the Lenders agrees to
                          ---------------
indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers and without limiting the obligations of Borrowers hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such
--------  -------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers.

          SECTION 10.06.  Successor Agent.  The Administrative Agent may resign
                          ---------------
at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and the Borrowers. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Administrative Agent's giving notice of resignation, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above. Any successor Administrative Agent appointed by the Requisite Lenders hereunder shall be subject to the approval of Borrowers, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be
                                  --------
required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent's resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent's resignation hereunder, the provisions of this Section 10.06 shall inure to its benefit as to
                                  -------------
any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          SECTION 10.07. Payments; Non-Funding Lenders; Information; Actions in Concert.

          (a)  Loans; Payments. Whenever the Administrative Agent receives a
               ---------------
payment of principal, interest, fee or premium (if any) or other payment, or whenever the Administrative Agent makes an application of funds, in connection with the Loans or the Notes (including, without limitation, any payment or application from any Collateral), the Administrative Agent will on the date such payment is received or applied, if on or prior to 11:00 a.m. (Eastern time) on such date, or otherwise on the next Business Day, pay over to each Lender as instructed by such Lender in writing, an amount equal to such Lender's Pro Rata Share of such payment provided that such Lender has funded all Loans required to be made by it and has purchased all participation required to be purchased by it under this Agreement and the other Loan Documents as of such date. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments
                    -------------------
and Loans or failed to fund the purchase of all such participation, the Administrative Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from the Borrowers. All payments by Administrative Agent shall be made by wire transfer to such Lender's account (as specified by such Lender) not later than 2:00 p.m. (Eastern time) on the applicable Business Day.

          (b)  Return of Payments. (i) If Administrative Agent pays an amount to
               ------------------
a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrowers and such related payment is not received by Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

          (ii) If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to any Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

          (c)  Non-Funding Lenders.  The failure of any Non-Funding Lender to
               -------------------
make any portion of its Loans or any payment required by it hereunder on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender")
                                                                ------------
of its obligations to make any such Loan on such date, but neither any Other Lender nor the Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make any Loan. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

          (d)  Dissemination of Information.  The Administrative Agent will use
               ----------------------------
reasonable efforts to provide Lenders with any notice of Default or Event of Default received by the Administrative Agent from, or delivered by the Administrative Agent to, the Borrowers, with notice of any Event of Default of which the Administrative Agent has actually become aware and with notice of any action taken by the Administrative Agent following any Event of Default; provided, however, that the Administrative Agent shall not be liable to any
--------
Lender for any failure to do so, except to the extent that such failure is attributable to the Administrative Agent's gross negligence or willful misconduct. Lenders acknowledge that the Borrowers are required to provide financial statements and other documents to Lenders pursuant to this Agreement and agree that the Administrative Agent shall have no duty to provide the same to Lenders.

          (e)  Actions in Concert.  Anything in this Agreement to the contrary
               ------------------
notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of the Administrative Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agent.

          SECTION 10.08.  Collateral Matters.
                          ------------------

          (a) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its reasonable business judgment, to release any Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction of all Loans and all other Obligations and which the Collateral Agent has been notified in writing are then due and payable; (ii) constituting property being sold or disposed of if the applicable Borrower certifies to the Collateral Agent that the sale or disposition is made in compliance with Section
                                                                         -------
6.03 (and the Collateral Agent may rely conclusively on any such certificate,
----
without further inquiry); or (iii) constituting property leased to the applicable Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or which will expire imminently and which has not been, and is not intended by such Borrower to be, renewed or extended and with respect to which such Borrower has not exercised any purchase option. Except as provided above, the Collateral Agent will not release or subordinate any of the Liens without the prior written authorization of the Requisite Lenders; provided that the Collateral Agent may not release or
                   --------
subordinate the Liens on Collateral valued in the aggregate in excess of $500,000 without the prior written authorization of the Requisite Lenders and may not release all or substantially all of the Collateral or subordinate the Liens thereon without the consent of the Lenders. Upon request by the Collateral Agent or the Borrowers at any time, the Lenders will confirm in writing the Collateral Agent's authority to release any Liens upon particular types or items of Collateral pursuant to this Section 10.08(a).
                                              ----------------

          (b) Upon receipt by the Collateral Agent of any authorization required pursuant to Section 10.08(a) from the Requisite Lenders or Lenders, as
                     ----------------
applicable, of the Collateral Agent's authority to release any Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the applicable Borrower, and provided that no Event of Default has occurred and is then continuing, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to
--------  -------
execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the applicable Borrower in respect of) all interests retained by the applicable Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (c) The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered, or, other than a duty to act without recklessness, willful misconduct or gross (but not mere) negligence, that the Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the pursuant to this Section
                                                                    -------
10.08 or pursuant to any of the Loan Documents, it being understood and agreed
-----
that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its reasonable business judgment, given the Collateral Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Collateral Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

          SECTION 10.09.  Agency for Perfection.  Each Lender hereby appoints
                          ---------------------
each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent.

          SECTION 10.10.  Concerning the Collateral and the Related Loan
                          ----------------------------------------------
Documents and the Collateral Agent.  (a) Each Lender authorizes and directs the
----------------------------------
Collateral Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Lenders. Each Lender agrees that any action taken by the Collateral Agent or Requisite Lenders in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Collateral Agent or the Requisite Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

          (b) The Collateral Agent with respect to the administration of the Collateral shall have the same rights, obligations and status as the Administrative Agent as are set forth in Section 10.01, 10.02, 10.03, 10.04,
                                         -------------  -----  -----  -----
10.05, and 10.06 above.
-----      -----

                                  ARTICLE XI

                                 MISCELLANEOUS

          SECTION 11.01.  Notices; Action on Notices, etc.  (a) Notices and
                          -------------------------------
other communications provided for herein shall be in writing and shall be delivered by a courier service of recognized standing (specifying one (1) day delivery), or by registered or certified mail, postage prepaid, return receipt requested (or, if by telecopy communications equipment of the sending party, delivered by such equipment) addressed, if to the Borrowers, at PaeTec Communications, Inc., 290 Woodcliff Drive, Fairport, New York 14450 ; Attention:
Vice President, Finance (telecopy no. (716) 340-2563 confirmation no. (716) 340-
2512) with a copy to General Counsel; (telecopy no. (716) 340-2563 confirmation no. (716) 340-2630), , if to the Administrative Agent (or CIBC as a Lender), at Canadian Imperial Bank of Commerce, 425 Lexington Avenue, New York, New York 10017, Attention: Executive Director, Media Telecom Group (telecopy no. (212) 856-3550, confirmation no. (212) 856-3985), with copies to Canadian Imperial Bank of Commerce, 425 Lexington Avenue, New York, New York 10017, Attention:
Agency Services (telecopy no. (212) 856-3763, confirmation no. (212) 856-4062), if to the Collateral Agent (or Newcourt CFC, as a Lender), at Two Gatehall Drive, Parsippany, NJ 07054, Attention: Media and Communications , Vice President-Operations Manager (telecopy no. (973) 355-7641, confirmation no.
(973) 355-7632), with copies to Newcourt Commercial Finance Corporation, Two Gatehall Drive, Parsippany, NJ 07054, Attention: Vice President - Credit (telecopy no. (973) 355-7641, confirmation no. (973) 355-7630) and Attention:
Vice President - Legal (telecopy no. (973) 355-7645, confirmation no. (973) 355-
7609), if to any Lender (other than CIBC or Newcourt CFC), at its address set forth below its signature line on Annex A hereto or as otherwise specified by
                                  -------
any Lender in an Assignment Agreement or otherwise in writing. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (a) five Business Days after mailing when sent by registered or certified mail, postage prepaid, return receipt requested, or (b) upon receipt, if by courier service or any telecopy communications equipment of the sender, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

          (b) Each Borrower agrees that the Administrative Agent and the Collateral Agent may act upon any notice, consent, certificate, cable, telex or other instrument or writing believed by the Administrative Agent or the Collateral Agent or to be genuine, that the Administrative Agent or the Collateral Agent may consult with legal counsel, selected by the Administrative Agent or the Collateral Agent and shall not be liable to any Borrower for any action taken or omitted to be taken in good faith by Lender in accordance with the advice of such counsel.

          SECTION 11.02.  No Waivers; Amendments.  (a)  No failure or delay of
                          ----------------------
the Administrative Agent, the Collateral Agent or any Lender to exercise any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement or any other Loan Document (exclusive of any Interest Rate Agreement) nor consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Requisite Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

          (b)  Subject to the provisions of this Section 11.02(b), the Requisite
                                                 ----------------
Lenders (or the Administrative Agent with the consent in writing of the Requisite Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Event of Default or Default hereunder; provided, that
                                                                --------
any Interest Rate Agreement which constitutes a Loan Document may be amended or modified solely with the consent of the parties thereto; provided, further,
                                                         --------  -------
however, that no such supplemental agreement shall, without the consent of each
-------
Lender affected thereby:

          (i) Postpone or extend the Commitment Termination Date, the maturity date for the loans or any other date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender except with respect to (A) any modifications of the provisions relating to prepayments of Loans and other Obligations and (B) a waiver of the application of the default rate of interest pursuant to
     Section 2.05(b) hereof.
     ---------------

          (ii) Reduce the principal amount of any Loans, or reduce the rate or extend the time of payment of interest or fees thereon.

          (iii) Reduce the percentage specified in the definition of Requisite Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definition of "Pro Rata Share".

          (iv) Increase the amount of any Commitment of any Lender hereunder or increase any Lender's Pro Rata Share.

          (v)    Permit any Borrower to assign its rights under this Agreement.

          (vi)   Release all or substantially all of the Collateral.

          (vii)  Amend this Section 11.02(b).
                            ----------------

No amendment of any provision of this Agreement relating to the Administrative Agent or the Collateral Agent shall be effective without the written consent of the Administrative Agent or the Collateral Agent, as applicable.

          SECTION 11.03.  GOVERNING LAW AND JURISDICTION. THIS AGREEMENT AND
                          ------------------------------
THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES. THE BORROWERS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK AND WAIVE ANY

OBJECTION RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENCE TO THE CONDUCT OF ANY PROCEEDING BY SUCH COURT.

          SECTION 11.04.  Expenses; Documentary Taxes.  The  Borrowers will pay,
                          ---------------------------
and have joint and several liability for, all documented out-of-pocket third-party expenses (i) incurred by the Administrative Agent and the Collateral Agent in connection with the negotiation, preparation and execution of the Loan Documents (whether or not the transactions contemplated hereby shall be consummated), and (ii) by the Administrative Agent, the Collateral Agent or the Lenders in connection with the administration of the Loan Documents, the creation, perfection, priority and protection of the Liens in the Collateral, and the enforcement of the rights of the Administrative Agent, the Collateral Agent or the Lenders in connection with this Agreement, any other Loan Documents or the Collateral, including all reasonable attorneys' and paralegals' fees and related expenses and costs. The Borrowers agree that they shall jointly and severally indemnify the Administrative Agent, the Collateral Agent and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document unless prohibited by law.

          SECTION 11.05.  Equitable Relief.  Each Borrower recognizes that, in
                          ----------------
the event such Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or any other Loan Document, any remedy at law may prove to be inadequate relief to the Administrative Agent, the Collateral Agent and the Lenders; therefore, such Borrower agrees that the Administrative Agent or the Collateral Agent, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          SECTION 11.06.  Indemnification; Limitation of Liability.  (a) The
                          ----------------------------------------
Borrowers jointly and severally agree to protect, indemnify and hold harmless the Administrative Agent, the Collateral Agent, each Lender and each of their respective officers, affiliates, directors, employees, attorneys, accountants, consultants, representatives and agents (collectively called the "Indemnitees")
                                                                  -----------
from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including, without limitation, payment by the Administrative Agent, the Collateral Agent or any Lender of any obligations due or past due under any contract or agreement to which any Borrower is or becomes a party) of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the other Loan Documents (other than claims arising solely from a dispute between the Administrative Agent, the Collateral Agent and any number of Lenders or between any two or more Lenders), or any act, event or transaction related or attendant thereto, the agreements of the Administrative Agent, the Collateral Agent or the Lenders contained herein, the making of Loans, the management of such Loans or the Collateral (including any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of such Loans hereunder (collectively, the "Indemnified Matters"); provided that the Borrowers
                              -------------------    --------
shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee; provided, further that no Borrower shall have any
                               --------  -------
obligation to any Indemnitee hereunder with respect to taxes that are imposed on the net income of any Indemnitee or any franchise or doing business taxes imposed on any Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

          (b) To the extent permitted by applicable law, no claim may be made by the Borrowers or any other Person against the Administrative Agent, the Collateral Agent, any Lender or any of their respective affiliates, directors, officers, employees, agents, attorneys, accountants, representatives or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any of the Loan Documents or any act, omission or event occurring in connection therewith; and the Borrowers hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 11.07.  Survival of Representations and Warranties, etc.  All
                          ------------------------------------------------
warranties and representations made by any Borrower in any Loan Document shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Obligations. The confidentiality obligations of each Borrower in Section 11.16, the indemnification obligations
                                -------------
of each Borrower in Section 11.06, and to the extent the second sentence of
                    -------------
Section 11.13 is applicable, all covenants of each Borrower, survive the
-------------
repayment of the Obligations.

          SECTION 11.08.  Successors and Assigns; Assignments; Participations
                          ---------------------------------------------------

          (a) General.  The terms and provisions of the Loan Documents shall be
              -------
binding upon and inure to the benefit of the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders and their respective successors and assigns, except that (i) no Borrower shall have any right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with subsection (c) below. Notwithstanding the foregoing, any Lender may at any time, without the consent of the Borrowers or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank or to an affiliate of such Lender; provided, however, that no such assignment shall release the transferor
        --------  -------
Lender from its obligations hereunder. The Administrative Agent shall be entitled to utilize its Register to determine the payee of any Note for all purposes hereof. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          (b)  Participations.
               --------------

          (i) Subject to the terms set forth in this Section 11.08(b), any
                                                     ----------------
     Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis in an aggregate principal amount of at least $2,500,000. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements in connection therewith relating to such Participant, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Section 2.13 hereof, the Participants shall be
                           ------------
     entitled to the same rights as if they were Lenders, provided that no
                                                          --------
     Participant shall be entitled to receive any greater amount pursuant to
     Section 2.13 than such Lender would have been entitled to receive in
     ------------
     respect of the amount of the participation transferred to such Participant had no transfer occurred.

          (ii) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, or releases all or substantially all of the Collateral, if any, securing any such Loan.

          (iii) The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 9.09 hereof in respect to its
                                          ------------
     participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each
                                                          --------
     Lender shall retain the right of setoff provided in Section 9.09 hereof
                                                         ------------
     with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 9.09
                                                                ------------
     hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 9.09 as if each Participant were a Lender.
                     ------------

          (c)  Assignments.
               -----------

          (i) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more Permitted Assignees ("Purchasers") all
                 ----------
     or a portion of its rights and obligations under this Agreement (including, without limitation, its Commitment and the Loans owing to it hereunder) in accordance with the provisions of this Section 11.08(c). Each assignment
                                            ----------------
     shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement. Such assignment shall be evidenced by an Assignment Agreement in form and substance reasonably satisfactory to the Administrative Agent and shall not be permitted hereunder unless such assignment (A) is either for all of such Lender's rights and obligations under the Loan Documents or for Loans and Commitments in an aggregate principal amount equal to the lesser of $5,000,000 (which minimum amount may be waived by the Administrative Agent and the Borrower at any time that an Event of Default has not occurred and is not continuing and solely by the Administrative Agent upon the occurrence and during the continuance of an Event of Default) and such Lender's Commitment Amount, and (B) is consented to by the Administrative Agent (such consent not to be unreasonably withheld) at any time that an Event of Default has not occurred and is not continuing.

          (ii) Upon (i) delivery to the Administrative Agent of a notice of assignment (a "Notice of Assignment"), together with any consent required
                    --------------------
     hereunder, and (ii) payment of a $3,500 processing fee to the Administrative Agent for processing such assignment (unless such assignment is made by one of the Agents to one of its affiliates, in which case no processing fee shall be assessed), such assignment shall become effective on the effective date specified in such Notice of Assignment. The assigning Lender shall be obligated to reimburse the Administrative Agent for all other costs and expenses associated with the preparation and execution of such assignment (including reasonable attorneys' fees arising out of such preparation and execution of such assignment). The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section
                                                                    -------
     11.08(c)(ii), the transferor Lender, the Administrative Agent and the
     ------------
     Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment and their Loans, as adjusted pursuant to such assignment.

          (iii) The Administrative Agent shall maintain at its address referred to in Section 11.01 a copy of each assignment delivered to and accepted by
           -------------
     it pursuant to this Section 11.08 and a register (the "Register") for the
                         -------------                      --------
     recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Loans owing to, each

     Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section
                                                                         -------
     11.08. The entries in the Register shall be conclusive and binding for all
     -----
     purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          SECTION 11.09.  Severability.  In case any one or more of the
                          ------------
provisions contained in this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

          SECTION 11.10.  Cover Page, Table of Contents and Section Headings.
                          --------------------------------------------------
The cover page, Table of Contents and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

          SECTION 11.11.  Counterparts.  This Agreement may be signed in
                          ------------
counterparts with the same effect as if the signatures thereof and hereto were upon the same instrument.

          SECTION 11.12.  Application of Payments.  Notwithstanding any
                          -----------------------
contrary provision contained in this Agreement or in any of the other Loan Documents, upon the occurrence and during the continuance of any Event of Default, each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by the Administrative Agent or any Lender from such Borrower or with respect to any of the Collateral, and such Borrower does hereby irrevocably agree that the Administrative Agent or any Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Obligations in such manner as the Administrative Agent or any Lender may deem advisable, notwithstanding any entry by the Administrative Agent or any Lender upon any of its books and records.

          SECTION 11.13.  Marshalling; Payments Set Aside. Neither the
                          -------------------------------
Administrative Agent nor the Collateral Agent shall be under any obligation to marshall any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to the Administrative Agent, the Collateral Agent or any Lender or the Administrative Agent, the Collateral Agent or any Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          SECTION 11.14.  SERVICE OF PROCESS.  EACH BORROWER WAIVES PERSONAL
                          ------------------
SERVICE OF ANY PROCESS UPON IT AND, CONSENTS THAT ALL

SERVICE OF PROCESS SHALL BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH BORROWER AT THE ADDRESS INDICATED IN SECTION 11.01 AND SERVICE
                                                      -------------
SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER SAME SHALL HAVE BEEN POSTED AS AFORESAID.

          SECTION 11.15.  WAIVER OF JURY TRIAL, ETC.  EACH OF THE BORROWERS, THE
                          -------------------------
ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER AND ANY BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AS AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          SECTION 11.16.  Confidentiality.  No Borrower shall at any time before
                          ---------------
or after payment in full and satisfaction of all of the Obligations, reveal, divulge or make known, or knowingly permit to be so revealed, divulged or made known, to any Person (including Persons within its own organization who do not have a definite need to know for the purpose of performance of this Agreement), the terms or conditions of this Agreement or any document or agreement now or hereafter executed in connection herewith except (i) the Borrower's may reveal such terms and conditions to their respective legal counsel and accountants who agree to keep such terms and conditions confidential, (ii) the Borrowers may disclose the aggregate amount and maturity of the credit facility evidenced by this Agreement and the identity of the Administrative Agent to its investors,
(iii) with the prior consent of the Administrative Agent as to timing and content, the Borrowers may issue a press release relating to this Agreement and the facilities evidenced hereby, (iv) information required to be disclosed by order of a court of competent jurisdiction or in connection with any governmental investigation (in each case to the extent disclosure is required, but no further) may be disclosed so long as such Borrower notifies the Administrative Agent in writing of any circumstances of which such Borrower is aware that may lead to such a requirement or order, so as to allow the Administrative Agent to take steps to contest such order or investigation, (v) information which is required to be disclosed by such Borrower or information which in the reasonable determination of such Borrower is desirable for such Borrower to disclose, pursuant to federal or state securities laws, pursuant to the rules or regulations of the FCC, any PUC or other applicable Governmental Authority may be so disclosed and (vi) information may be disclosed to Persons who may potentially provide debt financing (other than a lender providing secured financing to such Borrower or any debt financing in replacement of the Loans) or equity financing to such Borrower or any Affiliate with respect to its Business and any consultants or advisors of such Person, or to Persons who are consultants, advisors (including but not limited to attorneys and auditors), officers, directors or employees of such Borrower, provided that each such Person is required by such Borrower to keep such information confidential.

          SECTION 11.17.  Entire Agreement, etc.  This Agreement (including all
                          ----------------------
schedules and exhibits referred to herein), the Notes, the Fee Letter and all other Loan Documents constitute the entire contract between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to such subject matter. Notwithstanding the foregoing, the terms of that certain Non Disclosure Agreement dated July 16, 1998 and the Addendum thereto date July 27, 1998 (collectively, the "Non Disclosure
                                                        --------------
Agreement") among the Collateral Agent, PaeTec and International, shall survive the execution and effectiveness of this Agreement.

          SECTION 11.18.  No Strict Construction.  The parties hereto have
                          -----------------------
participated, jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                         PAETEC COMMUNICATIONS, INC., as a Borrower


                         By:    /s/ Timothy J. Bancroft
                            -------------------------------------------
                              Name: Timothy J. Bancroft
                              Title:  Vice President, Finance


                         PAETEC INTERNATIONAL, INC., as a Borrower


                         By:    /s/ Timothy J. Bancroft
                            -------------------------------------------
                              Name: Timothy J. Bancroft
                              Title: Vice President, Finance


                         PAETEC ONLINE, INC., as a Borrower


                         By:    /s/ Timothy J. Bancroft
                            -------------------------------------------
                              Name: Timothy J. Bancroft
                              Title: Vice President, Finance

                         PAETEC COMMUNICATIONS OF VIRGINIA, INC., as a Borrower


                         By:    /s/ Timothy J. Bancroft
                            -------------------------------------------
                              Name: Timothy J. Bancroft
                              Title: Vice President, Finance


                         PAETEC CAPITAL CORP., as a Borrower

                         By:    /s/ Timothy J. Bancroft
                            -------------------------------------------
                              Name: Timothy J. Bancroft
                              Title: Vice President, Finance

                         CAMPUSLINK COMMUNICATIONS SYSTEMS, INC.,

                          as a Borrower

                         By:    /s/ Timothy J. Bancroft
                            -------------------------------------------
                              Name: Timothy J. Bancroft
                              Title: Vice President, Finance

                         SELECT SWITCH ACQUISITION CO., as a Borrower

                         By:    /s/ Timothy J. Bancroft
                            -------------------------------------------
                              Name: Timothy J. Bancroft
                              Title: Vice President, Finance

                         PARKLINK COMMUNICATIONS, INC., as a Borrower

                         By:    /s/ Timothy J. Bancroft
                            -------------------------------------------
                              Name: Timothy J. Bancroft
                              Title: Vice President, Finance


                         EAST FLORIDA COMMUNICATIONS, INC., as a
                         Borrower


                         By:    /s/ Timothy J. Bancroft
                            -------------------------------------------
                              Name: Timothy J. Bancroft
                              Title: Vice President, Finance

                         CANADIAN IMPERIAL BANK OF COMMERCE, as

                         Administrative Agent and as a Lender

                         By: /s/ Ellen Marshall
                            ---------------------------------------------
                              Name: Ellen Marshall
                              Title: Managing Director

                         NEWCOURT COMMERCIAL FINANCE CORPORATION, as Collateral Agent and a Lender

                         By:    /s/ Mike Monahan
                            ---------------------------------------------
                              Name: Mike Monahan
                              Title: Vice President

                         MERRILL LYNCH CAPITAL CORP., as a Lender

                         By: /s/ Jack Lucid
                            ---------------------------------------------
                              Name: Jack Lucid
                              Title: Vice President

                                    Annex A


        Lender                                     Commitment Amount
        ------                                     -----------------

Canadian Imperial Bank of Commerce                   $  32,500,000

Newcourt Commercial Finance Corporation              $  32,500,000

Merrill Lynch Capital Corp.                          $   5,000,000
250 Vesey Street
New York, NY  10281

Telecopier No.:   212-738-1719
Confirmation No.: 212-449-6996
Attention:        Mark Campbell